As filed with the Securities and Exchange Commission on April 30, 2010
Registration No. 333-150556

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 TO FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

POWER EFFICIENCY CORPORATION
(Exact name of Company as specified in its charter)

DELAWARE	22-3337365
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification Number)

3960 HOWARD HUGHES PARKWAY
SUITE 460
LAS VEGAS, NV 89169
(702) 697-0377
(Address, including zip code, and telephone number,
including area code, of Company's principal executive offices)

STEVEN Z. STRASSER
CHAIRMAN AND CHIEF EXECUTIVE OFFICER
POWER EFFICIENCY CORPORATION
3960 HOWARD HUGHES PARKWAY
SUITE 460
LAS VEGAS, NV 89169
TEL: (702) 697-0377
FAX: (702) 697-0379
(Name, address, including zip code, and telephone number,
including area code, of agent for service of process)

Copy to:
BARRY GROSSMAN, ESQ.
ADAM S. MIMELES, ESQ.
ELLENOFF GROSSMAN & SCHOLE LLP
150 EAST 42ND STREET, 11TH FLOOR
NEW YORK, NEW YORK 10017
TEL: (212) 370-1300
FAX: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "accelerated filer and large accelerated filer" and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

REGISTRATION FEE PAID WITH ORIGINAL REGISTRATION STATEMENT. NO ADDITIONAL FEE DUE.

THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and neither we nor the selling stockholders are soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

This Post Effective Amendment No. 2 on Form S-1/A amends the Registration Statement on Form S-1 and the Post Effective Amendment No. 1 that were filed by the Registrant.  The prospectus contained in this Post-Effective Amendment will, upon effectiveness of the Post-Effective Amendment, supersede the prospectuses dated September 26, 2008 and June 30, 2009 and filed pursuant to Rule 424(b).  All filing fees payable in connection with the registration of the securities covered hereby were previously paid in connection with the filing of the original registration statement.

SUBJECT TO COMPLETION, DATED APRIL 30, 2010

PROSPECTUS
POWER EFFICIENCY CORPORATION
58,071,092 SHARES OF COMMON STOCK

This prospectus relates to 58,071,092 shares of our common stock that may be sold from time to time by the Selling Stockholders listed under the caption "Selling Stockholders". We will not receive any of the proceeds from the sale of the common stock sold. The Selling Stockholders may sell those shares from time to time in the public securities market. The Selling Stockholders may determine the prices at which they will sell the common stock, which prices may be at market prices prevailing at the time of such sale or some other price. See "Plan of Distribution".

Our common stock is traded on the National Association of Securities Dealers Over The Counter Bulletin Board (the "OTC Bulletin Board") under the symbol "PEFF." On April 27, 2010, the closing bid price of our common stock as reported on the OTC Bulletin Board was $0.26.

THE SHARES OF COMMON STOCK OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. IT IS LIKELY THAT THE COMMON STOCK WILL BE SUBJECT TO "PENNY STOCK" RULES, WHICH GENERALLY REQUIRE THAT A BROKER OR DEALER APPROVE A PERSON'S ACCOUNT FOR TRANSACTIONS IN PENNY STOCK AND THE BROKER OR DEALER RECEIVE FROM THE INVESTOR A WRITTEN AGREEMENT TO THE TRANSACTIONS SETTING FORTH THE IDENTITY AND QUANTITY OF THE PENNY STOCKS TO BE PURCHASED BEFORE A TRADE INVOLVING A PENNY STOCK IS EXECUTED. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is April 30, 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a post-effective amendment to a registration statement we have filed with the SEC. Under this registration process, the selling stockholders referred to in this prospectus may offer and sell from time to time up to 24,702,117 currently outstanding shares of our common stock, 7,890,000 shares of our common stock issuable upon the conversion of the Company’s Series B Preferred Stock, 17,927,997 shares of our common stock issuable upon the exercise of warrants outstanding at an weighted average exercise price of $0.47 per share and held by the selling stockholders as of the date of this prospectus and 7,550,978 shares of our common stock issuable upon the exercise of options and warrants issued to employees, consultants, vendors and noteholders.

This prospectus does not cover the issuance of any shares of common stock by us, and we will not receive any of the proceeds from any sale of shares by the selling stockholders. We have agreed to pay all expenses incurred in connection with the registration of the shares of common stock covered by this registration statement.

Information about the selling stockholders may change over time. Any changed information given to us by the selling stockholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the terms on which they are offering and selling our common stock. If a prospectus supplement is provided and the description of the offering in the prospectus supplement varies from the information in this prospectus, you should rely on the information in the prospectus supplement.

PROSPECTUS SUMMARY

This section highlights selected information only and may not contain all of the information that may be important to you. Please read this entire prospectus before making your investment decision. This summary, including the summary financial information, is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus. Throughout this prospectus, when we refer to “Power Efficiency” or the “Company” or when we speak of ourselves generally, we are referring to Power Efficiency Corporation unless the context indicates otherwise or as otherwise noted.

THE OFFERINGS

On January 21, 2008, Power Efficiency Corporation issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 18,360,000 shares of the Company’s common stock, of which 13,885,000 shares are being registered on this registration statement.

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances. The Series B Preferred Stock is convertible at the option of the holder at any time. The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period. The Series B Preferred Stock has an 8% dividend, payable annually in cash or stock, at the discretion of the Company’s Board of Directors. Each warrant is exercisable for up to 50 shares of common stock at an exercise price of $0.60 per share and expires five years from the date of issuance.

On November 30, 2006, January 19, 2007, March 2, 2007, March 7, 2007, March 30, 2007 and March 31, 2007, the Company issued and sold an aggregate of 14,116,680 shares of its common stock, $2,000,000 in promissory notes and 9,558,340 common stock purchase warrants in a private offering of equity and debt for an aggregate of $6,235,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company. The per share purchase price of the common stock was $0.30. The warrants have a per share exercise price of $0.40 and expire five years from the date of issuance. The $6,235,000 investment consisted of $400,000 from the cancellation of indebtedness, approximately $50,000 in lieu of compensation owed to certain employees, officers and directors of the Company, and approximately $5,785,000 in new cash.  Of the aggregate 23,675,020 shares of issued Company common stock and shares of common stock issuable upon the exercise of warrants, 20,686,422 shares are being registered on this registration statement.

In June, July and August of 2005, we conducted a private offering of our common stock and warrants. We offered up to 50 units, at $50,000 each, to individuals or entities who qualified as "accredited investors" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each such unit consisted of (a) 250,000 shares of common stock and (b) a warrant to purchase prior to the fifth (5th) anniversary following the closing 125,000 shares of common stock, at an exercise price of $0.40. The placement closed on August 31, 2005 with the Company receiving gross proceeds of $2,900,000, and resulted in an aggregate of 24,350,001 shares of Company common stock being issued or reserved for issuance upon the exercise of warrants, of which 15,696,591 shares are being registered on this registration statement.

The Company is also registering an aggregate of 7,803,079 shares of Company common stock issuable upon the issuance of warrants and non-qualified options issued to employees, consultants and vendors on this registration statement.

THE COMPANY

Our Business

Power Efficiency produces products that reduce energy costs in specific commercial applications, utilizing patented improvements upon motor controller technologies developed by National Aeronautics Space Administration (“NASA”), as well as technologies based solely on the Company’s inventions. The Company has branded these collective patented and patent pending technologies as E-SAVE Technology® and has a trademark on this name. Our products are solid-state motor controllers which reduce the amount of power consumed by alternating current (AC) induction motors operating at constant speeds and under variable loads. Our products were previously marketed as the Performance Controller and the Power Genius, but have recently been re-branded as Motor Efficiency Controllers (“MEC”). The MEC reduces energy consumption on electrical equipment by electronically sensing and controlling the amount of energy the motor consumes on certain applications. The energy savings can range up to 35%, while the life of the motor is extended because of both the reduced motor operating temperatures and the reduced mechanical stress provided by its “soft start” technology. The efficiency of the MEC has been tested by Excel Energy, Nevada Power Company and other utilities, and independent third parties, with positive results.

We market our products directly under the brand name MEC, and through other companies under names such as Power Commander® and EcoStar®. Customers include large elevator and escalator manufacturers such as Otis Elevator Co. (a subsidiary of United Technologies, Inc.) and KONE Inc, as well as many industrial companies in plastics, mining, manufacturing and other industries

There are over one billion AC motors in operation in the U.S. alone. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world.  Customers for the MEC are typically in a high electricity cost environment, may have local utility or governmental incentives to save energy, have energy usage as a significant operating cost, use constant speed induction motors that are lightly or cyclically loaded, and have motors that run continuously or have frequent on/off cycles.  This customer base represents a market which includes target sectors such as elevators, escalators, granulators, crushers, grinders, conveyors and other industrial applications.

We are focused on creating distribution channels to take advantage of opportunities given the current conditions in the energy market and how our product meets these needs. Management believes this multi-channel distribution strategy, if successful, will allow Power Efficiency to achieve sustainable revenue growth.

Highlights

Demonstrated Energy Savings - Over 1,000 units have been installed at facilities throughout the U.S. [update]  The products have demonstrated the ability to reduce the energy consumption of AC induction motors, by up to 35% in appropriate applications.

Extensive Engineering - Our products incorporate trade secret and engineering know-how, which we believe enables them to operate effectively over a broad range of conditions.

Large Potential Market - A study for the United States Department of Energy estimates that motor driven systems consume 64% of all the electricity used in the U.S. manufacturing sector alone. Based on our own in-house testing, our product can save up to 35% of the energy consumed by electric AC induction motors in lightly loaded applications. These applications include most motors that work at constant speed but are variably loaded, such as the AC motors found on many elevators, escalators, granulators, saw mills, stamping presses and other manufacturing equipment.  The U.S. Department of Energy studies have found that nearly half the motors in the manufacturing sector are operating in a lightly loaded condition.

Proprietary Technology – Our products incorporate patented and patent-pending technologies and other trade secrets.  We have on approved patent and three patents pending.

New Products - We have developed and received certifications for digital versions of our products from 22 to 380 amps from Underwriter Laboratories, Inc. (“UL”), Conformity European (“CE”), and the Canadian Standards Association (“CSA”).  We have also developed a product for small motors such as those found in residential and light commercial equipment and appliances.

Limited Competition - We are not aware of any products on the market today that have been certified by CE, CSA, and UL, and offer the same energy-saving and soft start characteristics as our products, and we have proven to save energy in independent tests.

International Distribution - International markets, such as those in Europe and Asia, often have higher prices for electricity than in the U.S. Therefore, we believe international markets provide a significant opportunity in the future.

A detailed description of our business strategy is provided under the heading “Business” below.

Our headquarters is located at 3960 Howard Hughes Parkway, Suite 460, Las Vegas, NV 89169, and our telephone number is 702-697-0377.

Selling Stockholders

The shares of common stock covered by this prospectus that are being offered by the selling stockholders consist of up to 58,071,092 shares issued or to be issued (the "Securities") to the selling stockholders within 60 days of the date hereof. The full name, address and control persons of the selling stockholders are set forth beginning on page 36 of this prospectus.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. You should carefully consider the risks below, together with the other information contained in this prospectus, before you decide to purchase the shares offered hereby. If any of the following risks occur, our business, results of operations and financial condition could be harmed, the trading price of our common stock could decline, and you could lose all or part of your investment. The risks and uncertainties described below are intended to be the material risks that are specific to us and to our industry. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause future actual results to differ materially from those contained in any historical or forward-looking statements.

RISKS RELATED TO OUR BUSINESS

Unless We Achieve Profitability and Related Positive Cash Flow, We May Not Be Able To Continue Operations, And Our Auditors Have Questioned Our Ability To Continue As A "Going Concern".

The Company has suffered recurring losses from operations, and experienced a deficiency of cash of approximately $3,000,000 and $3,100,000 from operations for the years ended December 31, 2009 and 2008, respectively.  For the years ended December 31, 2009 and December 31, 2008, we had net losses of $4,168,708 and $3,948,204, respectively.  In our Auditors’ Report dated March 31, 2010 on our December 31, 2009 financial statements included in this report, our auditors have stated that these factors raise substantial doubt about our ability to continue as a “going concern”.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should we be unable to continue in existence.  The Company’s continuation as a “going concern” is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable.  Our plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.  We are seeking to raise additional capital through equity issuance, debt financing and other types of financing, but we cannot guarantee that sufficient capital will be raised.

We Have A Limited Operating History, Have Experienced Recurring Losses And Have Limited Revenue.

To date, and due principally to a lack of working capital, our operations have been limited in scale. Although we have an arrangement with an outsourced production facility to manufacture our products, have established relationships with suppliers, and have received contracts for our products, we may experience difficulties in production scale-up, product distribution, and obtaining and maintaining working capital until such time as our operations have been scaled-up to acceptable commercial levels.  We have not had a profitable quarter in the past three years and we cannot guarantee we will ever operate profitably. In addition, we have limited revenue. For the year ended December 31, 2009, our total revenues were $283,990, and for the year ended December 31, 2008, our total revenues were $480,513.

We Do Not Have A Bank Line Of Credit.

At the present time, we do not have a bank line of credit, which further restricts our financial flexibility.

We Will Require Additional Funds To Meet Our Cash Operating Expenses And Achieve Our Current Business Strategy.

The Company continues to have limited working capital and will be dependent upon additional financing to meet capital needs and repay outstanding debt. We cannot guarantee additional financing will be available on acceptable terms, if at all. We also need additional financing to raise the capital required to fully implement our business plan. Our current operating expense level is approximately $250,000 to $300,000 per month.  Management is seeking to raise additional capital through equity issuance, debt financing or other types of financing.  However, there are no assurances that sufficient capital will be raised.

When our operations require additional financing, if we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations, any of which could cause you to lose all or part of your investment in us.

Our Management Group Owns Or Controls A Significant Number Of The Outstanding Shares Of Our Common Stock And Will Continue To Have Significant Ownership Of Our Voting Securities For The Foreseeable Future.

As of the date of this report, management controls approximately twenty-one percent (21%) of our issued and outstanding Common Stock and voting equivalents. Additionally, Summit Energy Ventures, LLC (“Summit”) owns eleven percent (11%) of our common stock and voting equivalents, which is included in the above number. Summit is controlled by Steven Strasser, our Chairman and CEO, and he has the right to vote all shares owned by Summit. BJ Lackland, our CFO, owns a minority equity interest in Summit.  As a result, these persons will have the ability, acting as a group, to greatly influence our affairs and business, including the election of directors and, subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership of our common stock may:

•	delay or prevent a change in the control;
•	impede a merger, consolidation, takeover, or other transaction involving the Company; or
•	discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company.

The relationships between Summit and our executive officers are discussed in more detail under “Certain Relationships And Related Party Transactions” herein.

Our Business Depends Upon The Maintenance Of Our Proprietary Technology, And We Rely, In Part, On Contractual Provisions To Protect Our Trade Secrets And Proprietary Knowledge.

The Company depends upon its proprietary technology, relying principally upon trade secret and patent law to protect this technology.  The Company also regularly enters into confidentiality agreements with key employees, customers, potential customers, and vendors and limits access to and distribution of trade secrets and other proprietary information. However, these measures may not be adequate to prevent misappropriation of our technology.  Additionally, our competitors may independently develop technologies substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States. We also are subject to the risk of adverse claims and litigation alleging infringement of intellectual property rights of others.

Confidentiality agreements to which we are party may be breached, and we may not have adequate remedies for any breach. Our trade secrets may also be known without breach of such agreements or may be independently developed by competitors. Our inability to maintain the proprietary nature of our technology and processes could allow our competitors to limit or eliminate any competitive advantages we may have.

We Are Dependent On Third-Party Suppliers.

Although we believe most of the key components required for the production of our products are currently available in sufficient production quantities from multiple sources, they may not remain so readily available. It is possible that other components required in the future may necessitate custom fabrication in accordance with specifications developed or to be developed by us. Also, in the event that we, or our contract manufacturer, as applicable, are unable to develop or acquire components in a timely fashion, our ability to achieve production yields, revenues and net income can be expected to be adversely affected.  Additionally, we are dependent on Sanmina-Sci to manufacture our higher volume products.  While we believe we would be successful in finding alternative manufacturers should this manufacturer not be available to manufacture our product, it could take substantial time and effort to locate such alternatives and, depending on the timing of the loss of Sanmina-Sci, could result in disruption in delivery schedules and harm to our clients, our reputation and future prospects.

We Are Developing And Commercializing New Energy Saving Technologies And Products Which Will Involve Uncertainty And Risks Related To Product Development And Market Acceptance.

Our success is dependent, to a large degree, upon our ability to fully develop and commercialize our technology and gain industry acceptance of our products based upon our technology and its perceived competitive advantages.  Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered in connection with the establishment of a new business in a highly competitive industry, characterized by frequent new product introductions. We anticipate that we will incur substantial expense in connection with the development and testing of our proposed products and expect these expenses to result in continuing and significant losses until such time, if ever, that we are able to achieve adequate levels of sales or license revenues.

We Have Limited Experience in Direct Sales.

Our products have been distributed primarily through OEMs. We have recently begun pursuing an expanded distribution strategy designed to reduce our reliance on OEMs. Pursuant to this strategy, we are increasing our direct sales efforts into new markets. Our future growth and profitability will depend upon the successful development of business relationships with additional OEMs, growth in direct sales, and sales through select resellers and reps to penetrate the market with our products.

We Currently Depend On A Small Number Of Customers And Expect To Continue To Do So.

The Company currently does business with approximately 20 customers. Of this number, four customers accounted for approximately 71% of our gross revenues in 2009.  We are, and may continue to be, dependent upon a small number of customers. Accordingly, the loss of one or more of these customers is likely to have a material adverse effect on our business.

Most Of Our Current And Potential Competitors Have Greater Name Recognition, Financial, Technical And Marketing Resources, And More Extensive Customer Bases And Industry Relationships Than We Do, All Of Which Could Be Leveraged To Gain Market Share To Our Detriment, Particularly In An Environment Of Rapid Technological Change.

We compete against a number of companies in the electric motor energy savings market, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than we currently have or may reasonably expect to have in the foreseeable future. This competition may have an adverse effect on our ability to expand our operations or operate profitably. The motor control industry is also highly competitive and characterized by rapid technological change. Our future performance will depend in large part upon our ability to become and remain competitive and to develop, manufacture and market acceptable products in these markets. Competitive pressures may necessitate price reductions, which can adversely affect revenues and profits. If we are not competitive in our ongoing research and development efforts, our products may become obsolete, or be priced above competitive levels. However, management believes, based upon their performance and price, our products are attractive to customers. We cannot guarantee that competitors will not introduce comparable or technologically superior products, which are priced more favorably than our products.

Changes In Retail Energy Prices Could Affect Our Business.

We have found that a customer’s decision to purchase an MEC (or similar product) is primarily driven by the payback on the investment resulting from the increased energy savings.  Although management believes that current retail energy prices support an attractive return on investment for our products, the future retail price of electrical energy may not remain at such levels, and price fluctuations reducing energy expense could adversely affect product demand.

Loss Of Key Personnel Could Have Significant Adverse Consequences.

We currently depend on the services of Steve Strasser, and BJ Lackland, our Chief Executive Officer and Chief Financial Officer, respectively. The loss of the services of either of these persons could have an adverse effect on our business. As discussed under “Management”, we have entered into long-term employment contracts with Messrs. Strasser and Lackland, but such contracts do not guarantee they will remain with us.

We Do Not Have “Key Man” Life Insurance.

The Company presently does not have any key man life insurance policies. As soon as practicable following the commencement of profitable operations (which may never occur), we intend to purchase key man life insurance on the life of our principal executive officer, Steven Strasser. Upon purchase of such insurance, we intend to pay the premiums and be the sole beneficiary. The lack of such insurance may have a material adverse effect upon our business.

Delaware Law Limits The Liability Of Our Directors.

Pursuant to our Certificate of Incorporation, the Company’s directors are not liable to us or our stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of the duty of loyalty, for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.

Potential Product Liability Claims May Not Be Fully Covered By Insurance.

The Company may be subject to potential product liability claims that could, in the absence of sufficient insurance coverage, have a material adverse impact on us. Presently, we have general liability coverage that includes product liability up to $2,000,000 and umbrella liability up to $4,000,000. Any large product liability suits occurring early in our growth may significantly and adversely affect our ability to expand the market for our products.

RISKS RELATED TO OUR COMMON STOCK AND CAPITAL STRUCTURE

Trading In Our Common Stock Over The Last 12 Months Has Been Limited, So Investors May Not Be Able To Sell As Many Of Their Shares As They Want At Prevailing Prices.

Prices of our common stock are quoted on the OTC Bulletin Board. Approximately 26,000 shares were traded on an average daily trading basis for the 12 months ended December 31, 2009.  If limited trading in our common stock continues, it may be difficult for shareholders to sell their shares. Also, the sale of a large block of our common stock could depress the market price to a greater degree than a company that typically has a higher volume of trading of its securities.

The Limited Public Trading Market May Cause Volatility In Our Stock Price.

The Company’s common stock is currently quoted on a limited basis on the OTC Bulletin Board under the symbol “PEFF”. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market exists at all times, and in recent years such market has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies like us. Our common stock is thus subject to this volatility. Sales of substantial amounts of our common stock, or the perception that such sales might occur, could adversely affect prevailing market prices of our common stock.

An Active And Visible Trading Market For Our Common Stock May Not Develop.

The market for our common stock may become inactive in the future. In the absence of an active trading market:

•	Investors may have difficulty buying and selling or obtaining market quotations;
•	Market visibility for our common stock may be limited; and
•	A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. The trading price of the common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts’ earnings estimates, announcements of innovations by the Company or its competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may have a material or adverse effect on the market price of our common stock.

Penny Stock Regulations May Impose Certain Restrictions On Marketability Of Our Securities.

The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell the Company’s securities and may affect the ability of investors to sell the Company’s securities in the secondary market and the price at which such purchasers can sell any such securities.

Stockholders should be aware that, according to the Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•
The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The Company’s management is aware of the abuses that have occurred historically in the penny stock market.

We May Never Pay Cash Dividends On Our Common Stock.

We have not paid or declared any dividends on our common stock and do not anticipate paying or declaring any cash dividends on our common stock in the foreseeable future.

Sales Of Common Stock Under Rule 144 May Adversely Affect The Market Price Of Our Common Stock.

Possible Resales under Rule 144. Of the 45,077,984 shares of the Company’s common stock outstanding on the date of this report, 33,547,157 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s S-1 Registration Statement (the “Registration Statement”), declared effective on October 10, 2008 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 11,530,827 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144.  These shares include the 9,968,910 shares held by Summit and Steven Strasser in the aggregate, and 1,561,917 shares held by directors and insiders.

In addition, the Company had approximately 31,447,563 common stock purchase warrants outstanding and approximately 16,197,396 common stock options outstanding as of the date of this report, including the warrants issued in connection with the private offer and sale of preferred stock units in 2008 and 2009 (See Note 15 to the Financial Statements).  The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations.  Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.  Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Exercise Of Outstanding Options And Warrants Will Dilute Ownership Of Outstanding Shares.

As of the date of this report, the Company has reserved 71,429 shares of common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 1994 Plan, of which no options are outstanding.  Furthermore, we have reserved 25,000,000 shares of our common stock for issuance upon exercise of stock options or similar awards which may be granted pursuant to the 2000 Plan, of which options to purchase an aggregate of 16,197,396 shares are outstanding. The outstanding options under the 2000 Plan have a weighted average exercise price of $0.35. As of the date of this report, we have issued warrants exercisable for 31,447,563 shares of common stock to financial consultants, investors, former employees and other business partners, having a weighted average exercise price of $0.43 and expiring on various dates from February 2010 to February 2015. Exercise of these options and warrants in the future will reduce the percentage of common stock held by the public stockholders. Furthermore, the terms on which we could obtain additional capital during the life of the options and warrants may be adversely affected, and it should be expected that the holders of the options and warrants would exercise them at a time when we would be able to obtain equity capital on terms more favorable than those provided for by such options and warrants.

Our Issuance Of “Blank Check” Preferred Stock Could Adversely Affect Our Common Stockholders.

The Company’s Certificate of Incorporation authorizes the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the board of directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the relative voting power or other rights of the holders of our common stock. In the event of issuance, the preferred stock could be used as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and thereby prevent stockholders from receiving the maximum value for their shares.  From August 12, 2009, through February 24, 2010, the Company sold 23,375 shares if its Series C preferred stock and 34,625 shares of its Series C-1 preferred stock in private offerings of units (See Note 15 to the Financial Statements).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," contains forward-looking statements. These statements relate to future events, our future financial performance, growth of our target market and related worldwide markets, future demand for our products, retail electrical energy demand and prices and similar expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continues" or the negative of these terms or other comparable terminology. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on any forward-looking statements as they reflect our management's view only as of the date of this prospectus. We will not update any forward-looking statements to reflect events or circumstances that occur after the date on which such statement is made.

This prospectus contains statistical data that we obtained from industry sources. These sources generally indicate that they have obtained their information from sources believed to be reliable, but do not guarantee the accuracy or completeness of the information. Although we believe that the industry sources are reliable, we have not independently verified their data.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholders. If and when the warrants held by Selling Stockholders are exercised, we will receive the proceeds from the exercise of those warrants. If all of these warrants are exercised in full, we will receive approximately $10,000,000, which we intend to use for working capital and other general corporate purposes.

We anticipate we will need at least $250,000 to $300,000 per month to continue our current operations, not including non-cash expenses and payments to certain creditors, including accrued expenses. As discussed in "Risk Factors" above, we will need to make payments toward accrued liabilities out of our cash flow for the foreseeable future. Overall, our satisfaction of our cash requirements depends on our ability to raise money from external financing sources and to generate future sales.

PRICE RANGE OF COMMON STOCK

The Company’s common stock is thinly traded on the National Association of Securities Dealers’ Over the Counter Bulletin Board (“OTCBB”) under the symbol “PEFF”.

The following table sets forth the high and low bid information for periods in the three month period ended March 31, 2010 and the two twelve month periods ended December 31, 2009 and December 31, 2008.

Three months Ended March 31, 2010	High	Low
January 1, 2010 — March 31, 2010	$0.32	$0.20

Twelve months Ended December 31, 2009	High	Low
October 1, 2009 — December 31, 2009	$0.45	$0.20
July 1, 2009 — September 30, 2009	0.25	0.11
April 1, 2009 — June 30, 2009	0.30	0.12
January 1, 2009 — March 31, 2009	0.30	0.08

Twelve months Ended December 31, 2008	High	Low
October 1, 2008 — December 31, 2008	$0.25	$0.08
July 1, 2008 — September 30, 2008	0.32	0.19
April 1, 2008 — June 30, 2008	0.39	0.26
January 1, 2008 — March 31, 2008	0.55	0.26

As of April 27, 2010 there were 168 stockholders of record of the Company’s common stock.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock and have no present intention of paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on our financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. It is the intention and present policy of our board to retain all earnings to provide for our future growth.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, this discussion includes forward-looking information that involves risks and assumptions which could cause actual results to differ materially from management's expectations. See "Special Note Regarding Forward-Looking Statements" on page 10 of this prospectus.

OVERVIEW

The Company generates revenues from a single business segment: the design, development, marketing and sale of proprietary energy efficiency technologies and products for electric motors.  The Company’s products, called Motor Efficiency Controllers (“MEC”), save up to 35 percent of the electricity used by a motor in appropriate applications.  The Company’s patented technology platform, called E-Save Technology®, saves energy when a constant speed alternating current induction motor is operating in a lightly loaded condition.  Target applications for the Company’s three-phase MECs include escalators, MG set elevators, grinders, crushers, saws, stamping presses, and many other types of industrial equipment.  The Company has also developed a single-phase MEC targeted at smaller motors, such as those found in clothes washers, dryers, and other appliances and light commercial equipment.  The Company has one existing patent and three patents pending on E-Save Technology®.

Analog Three-phase MEC

The Company began generating revenues from sales of its patented analog three-phase MEC line of motor controllers in the late 1990’s.  The Company sold this product through the second quarter of 2009.

Digital Three-phase MEC

In 2005, the Company began development of a digital version of its three-phase MEC so that the product would be capable of high volume sales through existing distribution channels for motor controls.  The digital version is much smaller in size and easier to install than the analog product, is driven by a powerful microprocessor and digital signal processor. The digital MEC is a complete motor control device, meaning is can start, stop, soft start and protect a motor, and is therefore capable of replacing standard motor starters and soft starts that do not save energy. The product can be installed by OEMs at their factories or it can be retrofitted on to existing equipment.

In 2008, the Company launched limited sales of the digital three-phase MEC and initiated testing if the digital product by several OEMs, primarily in the elevator/escalator industry.  In the summer of 2009, the Company announced its first OEM agreements and that it had received Underwriters’ Laboratories (“UL”) certification on a full line of the Company’s digital three-phase products.  UL certification enables the Company to sell its digital three-phase products to industrial markets.  The Company is developing a network of independent sales representatives to penetrate the industrial markets.

Digital Single-phase MEC

In 2006, the Company began development on its digital single-phase product.  The digital single phase MEC is targeted at appliances, such as clothes washers and dryers.  The Company has one patent pending on its digital single-phase MEC.

Capitalization

As of December 31, 2009, the Company had total stockholders’ equity of $801,642 primarily due to (i) the Company’s sale of 30,250 shares of Series C and Series C-1 Convertible Preferred Stock in a private offering in December of 2009, (ii) the Company’s sale of 140,000 shares of Series B Convertible Preferred Stock in a private offering from October of 2007 through January of 2008, (iii) the Company’s sale of 12,950,016 shares of common stock in a private stock offering from November of 2006 through March of 2007, (iv) the Company’s sale of 14,500,000 shares of common stock in a private stock offering in July and August of 2005, (v) the Company’s sale of 2,346,233 shares of Series A-1 Convertible Preferred stock to Summit Energy Ventures, LLC in June of 2002 and (vi) the conversion of notes payable of approximately $1,047,000 into 982,504 shares of Series A-1 Convertible Preferred Stock in October of 2003.  All of the Company’s Series A-1 Convertible Preferred Stock was converted into the Company’s common stock in 2005.

Because of the nature of our business, the Company makes significant investments in research and development for new products and enhancements to existing products.  Historically, the Company has funded its research and development efforts through cash flow primarily generated from debt and equity financings.  Management anticipates that future expenditures in research and development will continue at current levels.

The Company’s results of operations for the year ended December 31, 2009 were marked by a significant decrease in revenues and an increase in losses from operations that are more fully discussed in the following section “Results of Operations for the Years Ended December 31, 2009 and 2008”.  Sales cycles for our products are generally lengthy and can range from less than a month to well over one year, depending on customer profile.  Larger OEM deals and sales to larger end users generally take a longer period of time, whereas sales through channel partners may be closed within a few weeks.  Because of the complexity of this sales process, a number of factors that are beyond the control of the Company can delay the closing of transactions.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

The following table sets forth certain line items in our condensed statement of operations as a percentage of total revenues for the periods indicated:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Revenues	100.0%	100.0%
Cost of revenues	78.8	82.8
Gross profit	21.2	17.2
Costs and expenses:
Selling, general and administrative	933.0	631.1
Research and development	335.6	211.5
Depreciation and amortization	23.4	15.5
Total expenses	1,292.1	858.1
Loss from operations	(1,270.9)	(840.9)
Other income	(175.6)	21.8
Provision for taxes	(21.4)	(2.6)
Net loss	(1,467.9)	(821.7)
Dividends paid or payable on Series B, Series C and Series C-1 Preferred Stock	447.5	113.6
Net loss attributable to common shareholders	(1,915.5)	(935.3)

REVENUES

Revenues for the year ended December 31, 2009, were approximately $284,000 compared to approximately $481,000 for the year ended December 31, 2008, a decrease of $197,000 or 41%.  This decrease is mainly attributable to a decrease in sales in the elevator and escalator market during the year ended December 31, 2009. Specifically, escalator manufacturer and service provider sales fell to approximately $183,000 for the year ended December 31, 2009, from $363,000 for the year ended December 31, 2008.  Sales of the analog product to one escalator manufacturer and service provider, which is one of the Company’s largest customers, slowed very significantly during this period in anticipation of release of their private label version of our digital product.  The digital product has been tested and approved for use on a retrofit and OEM basis by this customer, and a supply agreement was signed during the second quarter of 2009, and the customer’s private label version of our digital product was launched at the end of the second quarter of 2009.  The digital product offers greater features and functionality compared to the analog product, making it more attractive as an OEM product.  Furthermore, industrial sales fell to approximately $78,000 for the year ended December 31, 2009, from approximately $118,000 for the year ended December 31, 2008.  Sales of the Company’s single-phase product, which is for use on small appliances, totaled approximately $23,000 for the year ended December 31, 2009.  There were no comparable sales of the single-phase product in 2008.  For the year ended December 31, 2009, industrial and other sales, of which all but one sale consisted of digital units, were approximately 27% of total revenues, escalator and elevator sales, which consisted of a mix of digital units and analog units, were approximately 65% of total revenues, and sales of our single-phase product were approximately 8% of total revenues.  For the year ended December 31, 2008, industrial and other sales, which consisted of a mix of digital units and analog units, were approximately 21% of total revenues, and escalator and elevator sales, which consisted mostly of analog units, were approximately 79% of total revenues.

COST OF REVENUES

Cost of revenues for the year ended December 31, 2009 were approximately $224,000 compared to approximately $398,000 for the year ended December 31, 2008, a decrease of $174,000, or 44%.  This decrease is mainly attributable to a decrease in sales in both the elevator and escalator and the industrial markets during the year ended December 31, 2009.  Also, the Company recorded an inventory obsolescence charge of approximately $41,000 during the year ended December 31, 2008 and no comparable charge was recorded during the year ended December 31, 2009.  As a percentage of sales, total cost of revenues decreased to approximately 79% for the year ended December 31, 2009, compared to approximately 82% for the year ended December 31, 2008.  The decrease in the costs as a percentage of sales was primarily due to the Company increasing its prices on certain units, which resulted in higher margins during the year ended December 31, 2009, and an increase in the sale of digital units, which have higher average margins than analog units, as well as no inventory obsolescence charges during 2009.

GROSS PROFIT

Gross profit for the year ended December 31, 2009 was approximately $60,000 compared to approximately $83,000 for the year ended December 31, 2008, resulting in a decrease of $23,000 or 28%. This decrease is mainly attributable to a decrease in sales in both the elevator and escalator and the industrial markets during the year ended December 31, 2009, partially offset by the inventory obsolescence charge recorded by the Company during the year ended December 31, 2008, as described above. As a percentage of revenue, gross profit increased to approximately 21% for the year ended December 31, 2009, compared to approximately 17% for the year ended December 31, 2008.

OPERATING EXPENSES

Selling, General and Administrative Expenses

Selling, general and administrative expenses were approximately $2,650,000 for the year ended December 31, 2009, compared to approximately $3,033,000 for the year ended December 31, 2008, a decrease of $383,000 or 13%. The decrease in selling, general and administrative expenses compared to the prior year was primarily due to a decrease in travel expenses, consulting fees, and a decrease in stock based compensation costs related to FASB ASC 718 (SFAS 123(R)).  These decreases were partially offset by increases in legal and professional fees, related to the Company’s patent attorneys and litigation (see Item 3 – Legal Proceedings), and a change in the Company’s independent registered accounting firm.

Research and Development Expenses

Research and development expenses were $953,000 for the year ended December 31, 2009 compared to approximately $1,016,000 for the year ended December 31, 2008, a decrease of $63,000 or 6%. This decrease is mainly attributable to a decrease in the Company’s product development and certification costs related to the Company’s digital controller for both its single-phase and three-phase products during the year ended December 31, 2009.

Change in Fair Value of Warrant Liability

Warrants issued in connection with a private offering of the Company’s common stock completed on July 8, 2005 and August 31, 2005 are being accounted for as liabilities in accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures (Prior authoritative literature: FASB EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-5”), issued January 2009), based on an analysis of the terms and conditions of the warrant agreements.

As a result, the fair value of these warrants (five year warrants to purchase up to 5,696,591 shares of the Company’s common stock at an exercise price of $0.44 per share), amounting to $381,856 as of January 1, 2009, was reclassified from equity and reflected as a liability.  The fair value of these warrants amounted to $828,827 as of December 31, 2009.  The $514,089 increase in the fair value of these warrants during 2009 has been reflected as a non-operating loss in the Statement of Operations for 2009.  The warrants are being valued at each reporting period using the Black-Scholes pricing model to determine the fair market value per share.  We will continue to mark the warrants to market value each quarter-end until they expire.

Financial Condition, Liquidity, and Capital Resources: For the Year Ended December 31, 2009

The Company has suffered recurring losses from operations, and experienced a deficiency of cash of approximately $3,000,000 and $3,100,000 from operations for the years ended December 31, 2009 and 2008, respectively.  For the years ended December 31, 2009 and December 31, 2008, we had net losses of $4,168,708 and $3,948,204, respectively.  In our Auditors’ Report dated March 31, 2010 on our December 31, 2009 financial statements included in this report, our auditors have stated that these factors raise substantial doubt about our ability to continue as a “going concern”.  Our financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should we be unable to continue in existence.

The Company’s continuation as a “going concern” is dependent upon achieving profitable operations and related positive cash flow and satisfying our immediate cash needs by external financing until we are profitable.  Our plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.  We are seeking to raise additional capital through equity issuance, debt financing and other types of financing, but we cannot guarantee that sufficient capital will be raised.

On March 30, 2010, the Company issued unsecured notes payable to Steven Strasser, the Company’s CEO, totaling $125,000.  The notes bear interest at 5%, payable upon maturity. The notes mature two months after issuance.

Since inception, the Company has financed its operations primarily through the sale of its securities.  In 2009, the Company received a total of approximately $1,210,000 in gross proceeds from a private placement of its Series C and Series C-1 preferred stock and warrants to purchase common stock.  In 2008 and 2007, the Company received a total of approximately $8,025,000 in gross proceeds from a private placement of its Series B preferred stock, common stock and warrants to purchase common stock, as to which the Company was required to file a registration statement on Form SB-2 or other relevant registration statement.  Of this amount, $1,850,000 was converted from existing debt securities.  Also in 2007, the Company grossed approximately $680,000 in cash from the exercise of warrants.  As of December 31, 2009 the Company has received a total of approximately $21,515,000 from public and private offerings of its equity securities, received $300,000 from a bridge note with a shareholder (which was converted into 3,000,000 shares of common stock and 1,500,000 warrants with an additional investment of $300,000 on July 8, 2005), received approximately $445,386 under a bank line of credit (which was repaid during 2002), and received $1,000,000 under a line of credit with a shareholder (which was converted to Series A-1 Preferred Convertible shares during 2003). In October 2004 and February 2005, the Company received $1,589,806 in debt financing through a debt offering arranged by a placement agent, Pali Capital. Of this total, $300,000 plus accrued interest was converted from borrowings with the same shareholder as referenced above.  In April 2006, the Company received $1,000,000 in debt financing from EMTUCK , LLC, in which the managing member is a management company wholly owned and controlled by Steven Strasser, the Company's CEO.  In May 2006, the Company received an additional $500,000 in debt financing from EMTUCK.  In November 2006, the Company received $2,000,000 in debt financing.  Of this amount, $1,450,000 was converted from borrowings from prior investors.  This $2,000,000 note was paid off in full in October of 2007.  As of December 31, 2009 the Company had cash of $247,564 and has no outstanding debt securities.

Net cash used for operating activities for the year ended December 31, 2009 was $3,002,386 which primarily consisted of: a net loss of $4,168,708; less bad debt expense of $8,149, depreciation and amortization of $66,589, loss on the disposal of fixed assets of $3,097, warrants and options issued in connection services from vendors, and to employees and consultants of $405,143, change in fair value of warrant liability of $514,089, deferred tax provision of $49,946, decreases in prepaid expenses and other current assets of $10,728, and deposits of $11,292, increases in accounts receivable of $30,133 and inventory of $35,233.  In addition, these amounts were partially offset by decreases in deferred rent of $3,750, and increases in accounts payable and accrued expenses of $166,405.

Net cash used for operating activities for the year ended December 31, 2008 was $3,102,847 which primarily consisted of: a net loss of $3,948,204; less bad debt expense of $7,770, inventory obsolescence expense of $40,758, depreciation and amortization of $74,539, warrants and options issued in connection with services from vendors, and to employees and consultants of $765,504, common stock issued for consulting services of $7,960, decreases in accounts receivable of $57,323 and deposits of $84,057, increases in inventory of $155,016 and prepaid expenses of $5,869.  In addition, these amounts were partially offset by decreases in accounts payable and accrued expenses of $30,669 and customer deposits of $1,605, and increases in deferred rent of $605.

Net cash used in investing activities for fiscal year 2009 was $32,882, compared to $132,364 in fiscal year 2008.  The amount for 2009 consisted of the purchase of fixed assets of $9,601, costs related to patent applications of $24,174, and proceeds from the sale of fixed assets of $893.  The amount for 2008 consisted of the purchase of fixed assets of $104,857, and costs related to patent applications of $27,507.

Net cash provided by financing activities for fiscal year 2009 was $1,182,819.  The entire amount consisted of the net proceeds from the issuance of equity securities.

Net cash provided by financing activities for fiscal year 2008 was $248,846.  The entire amount consisted of the net proceeds from the issuance of equity securities.

The Company expects to increase its operating expenses, particularly in research and development and selling, general and administrative expenses, for the foreseeable future in order to execute its business strategy. As a result, the Company anticipates that operating expenses will constitute a material use of any cash resources.

Cash Requirements and Need for Additional Funds

The Company anticipates a substantial need for cash to fund its working capital requirements.  It is the opinion of management that approximately $2.5 - 3 million will be required to cover operating expenses, including, but not limited to, marketing, sales, research and operations during the next twelve months.  If the Company is unable to obtain funding on reasonable terms or finance its needs through current operations, the Company will be forced to restructure, file for bankruptcy or cease operations.

Notable changes to expenses are expected to include an increase in the Company’s sales personnel and efforts, and developing more advanced versions of the Company’s technology and products.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of Power Efficiency Corporation’s financial condition and results of operations are based upon the condensed financial statements contained in this Annual Report on Form 10-K, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and disclosure of contingent assets and liabilities.  On an on-going basis, management evaluates estimates, including those related to the valuation of inventory and the allowance for uncollectible accounts receivable.  We base our estimates on historical experience and on various other assumptions that management believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ materially from these estimates under different assumptions or conditions.  We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our condensed financial statements.

Inventories

Inventories are valued at the lower of cost (first-in, first-out) or market.  The Company reviews inventory for impairments to net realizable value whenever circumstances arise.  Such circumstances may include, but are not limited to, the discontinuation of a product line or re-engineering certain components making certain parts obsolete.  Management has determined a reserve for inventory obsolescence is not necessary at December 31, 2009 or 2008.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.  Change in customer liquidity or financial condition could affect the collectability of that account, resulting in the adjustment upward or downward in the provision for bad debts, with a corresponding impact to our results of operations.

Fair Value Measurements:

FASB ASC 820-10 (SFAS No. 157) emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820-10 (SFAS No. 157) establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The Company has applied FASB ASC 820-10 (SFAS 157) to measure the amount of the liability related to its derivative instruments at fair value and to determine fair value for purposes of testing goodwill for impairment.

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Revenue Recognition

Revenue from product sales is recognized at the time of shipment, when all services are complete.  Returns and other sales adjustments (warranty accruals, discounts and shipping credits) are provided for in the same period the related sales are recorded.

Accounting for Stock Based Compensation

The Company accounts for employee stock options as compensation expense, in accordance with FASB ASC 718 (SFAS 123(R)).  FASB ASC 718 (SFAS 123(R)) requires companies to expense the value of employee stock options and similar awards, and applies to all outstanding and vested stock-based awards.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options-pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management’s judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be significantly different from what we have recorded in the current period.  The impact of applying FASB ASC 718 (SFAS 123(R)) approximated $405,000 and $766,000 in additional compensation expense during the periods ended December 31, 2009 and 2008, respectively.  Such amounts are included in research and development expenses and selling, general and administrative expense on the statement of operations.

Product Warranties

The Company typically warrants its products for two years.  Estimated product warranty expenses are accrued in cost of sales at the time the related sale is recognized. Estimates of warranty expenses are based primarily on historical warranty claim experience. Warranty expenses include accruals for basic warranties for products sold.   While management believes our estimates are reasonable, an increase or decrease in submitted warranty claims could affect warranty expense and the related current and future liability.

Provision for Income Taxes

The Company utilizes the asset and liability method of accounting for income taxes pursuant to FASB ASC 740 Accounting for Income Taxes (Prior authoritative literature FASB SFAS No. 109, Accounting for Income Taxes (“SFAS 109”)), which requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  FASB ASC 740 (SFAS 109) additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  We have reported net operating losses for consecutive years, and do not have projected taxable income in the near future.  This significant evidence causes our management to believe a full valuation allowance should be recorded against the deferred tax assets.

FASB ASC 740-10-25-10 Definition of Settlement in FASB Interpretation No. 48 (Prior authoritative literature FIN 48-1 Definition of Settlement in FASB Interpretation No. 48 (“FIN 48-1”) issued May 2007) provides guidance on how to determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits.  FASB ASC 740-10-25-10 (FIN 48-1) is effective retroactively to January 1, 2007.  Under FASB ASC 740 (FIN 48), the impact of an uncertain tax position taken or expected to be taken on an income tax return must be recognized in the financial statements at the amount that is more likely than not to be sustained upon audit by the relevant taxing authority. An uncertain income tax position will not be recognized in the financial statements unless it is more likely than not of being sustained. The implementation of FASB ASC 740 (FIN 48) and FASB ASC 740-10-25-10 (FIN 48-1) did not have a material impact on the Company’s financial position, results of operations or cash flows.

Goodwill

FASB ASC 350, Goodwill and Other Intangible Assets (Prior authoritative literature: FASB SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”)) requires that goodwill shall not be amortized.  At a minimum, goodwill is tested for impairment, on an annual basis by the Company, or when certain events indicate a possible impairment, utilizing a two-step test, as described in FASB ASC 350 (SFAS 142).

The Company’s most recent impairment analysis was performed on December 31, 2009, on the Company’s single reporting unit.  Using the Company’s market capitalization (based on Level 1 inputs), management determined that the estimated fair market value substantially exceeded the company’s book value. As of December 31, 2009, the Company’s market capitalization was $13,896,024, and the Company’s book value was $801,642.  As of December 31, 2008, the Company’s market capitalization was $8,651,088, and the Company’s book value was $4,046,747.  Based on this, no impairment exists as of December 31, 2009 and 2008.  Circumstances may arise in which the Company will perform an impairment test in addition to its annual tests.  A significant impairment could have a material adverse affect on our financial condition and results of operations.

New Accounting Pronouncements:

In October 2009, the Financial Accounting Standards Board issued Accounting Standards Update 2009-13, “Revenue Recognition (Topic 605) Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”).  ASU 2009-13 amends existing accounting guidance for separating consideration in multiple-deliverable arrangements.  ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific evidence is not available, or estimated selling price if neither vendor-specific evidence nor third-party evidence is available.  ASU 2009-13 eliminates residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the “relative selling price method.”  The relative selling price method allocates any discount in the arrangement proportionately to each deliverable on the basis of each deliverable’s selling price.  ASU 2009-13 requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a stand-alone basis.  ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier adoption permitted.  We do not believe the adoption of ASU 2009-13 will have any material impact on our financial statements.

In January 2010, the FASB issued accounting standards update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. We are currently assessing what impact, if any, ASU No. 2010-06 will have on our fair value disclosures; however, we do not believe the adoption of the guidance provided in this codification update to have a material impact on our financial statements.

BUSINESS

General Background

We design, develop and market energy efficiency technologies and products for electric motors. Until recently these products were called the “Power Genius™”. We recently re-branded the product as the "MEC". Our new digital technology is called “ E-SAVE Technology ™”. Our products reduce the amount of power consumed by lightly loaded alternating current induction motors that operate at a constant speed. Utilizing patented improvements upon NASA-developed motor diagnostic technologies, our products provide energy cost savings to the user of as much as 35%. We market our products directly under the brand name MEC, and through other companies under names such as Power Commander® and EcoStart™. These companies include the leading elevator/escalator manufacturers in the world, such as Otis Elevator Co (a division of United Technologies) and KONE, Inc.

Description of Business

(a)	Business Development

Formation

Power Efficiency Corporation was incorporated in Delaware on October 19, 1994. From inception through 1997, the Company was a development stage entity that was engaged in the design, development, marketing and sale of proprietary solid state electrical components designed to reduce energy consumption in alternating current induction motors. Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world.

(b)	Business of the Company

The Company’s Principal Products and Technology

In the late 1990s the Company commenced the sale of its initial product, which was based on analog technology and reduces energy consumption in alternating current induction motors in certain applications. This product has been known by several names, including the Power Commander® and Power Genius.  In 2005 the Company began development of a digital product that would overcome many of the commercial limitations of the analog product.  In 2008, limited models of the first-generation of the digital product were launched. In mid-2009 the Company launched a line of products up to 300 horsepower that had certification from Underwriters Laboratories (“UL”) and its second-generation digital circuitry was launched.  Going forward, the Company has chosen to call its products Motor Efficiency Controllers (“MEC”).

The Company has developed patented and patent-pending technologies for effectively controlling the energy usage of an electric motor. The Company’s first United States Patent was granted in 1998. Over the past four years the Company has undertaken extensive study and computer modeling of motors and their energy use, and has developed digital technologies for its controllers. In the process, the Company has discovered what it believes are significant innovations and has completed numerous patent filings around these new inventions. The Company has branded these collective patented and patent pending technologies as E-SAVE Technology® and has a registered trademark on this name.

The Company has developed technologies and products for use on three-phase and single-phase motors. Three-phase power and motors are generally found in industrial and commercial buildings for larger applications than single-phase power and motors.

The Company’s marketing efforts initially focused on the three-phase version but it is also now marketing the single-phase product. The Company’s digital Three-Phase MEC is designed to have the following functionality:

1.	Start a motor

2.	Provide a soft start for the motor, bringing it gradually from rest to full speed

3.	Provide various motor protection capabilities, such as sensing current overload, phase loss, under- and over-voltage, and more.

4.	Save energy when the motor is at full speed but is less than fully loaded

The Company’s digital Single-Phase MEC is designed to have the following functionality:

1.	Start a motor

2.	Provide a soft start for the motor, bringing it gradually from rest to full speed

3.	Save energy when the motor is at full speed but is less than fully loaded

Three-Phase and Single-Phase MECs are unique particularly because of their energy savings capabilities. The product reduces energy consumption by electric motors by electronically sensing and controlling the amount of energy the motor consumes. A motor with an MEC installed only uses the energy it needs to perform its work task, thereby increasing its efficiency. The result is a reduction of energy consumption typically ranging from 15% - 35% in applications that do not always run at peak load levels.  The amount of energy savings depends on a variety of factors, including the load on the motor and the motor’s characteristics.

The Company’s management believes its Motor Efficiency Controllers offer certain advantages over competing products for the following reasons:

•	Motor and Equipment Life: The MEC extends motor life by reducing the stress and strain on the motor and surrounding equipment, and reduces the amperage to the motor, which results in cooler running.

•
Successful Utility and Customer Tests: The MEC has been successfully tested by numerous electric utilities and customers. For example, Paragon Consulting Services, a contractor for Nevada Power Company, the electric utility for southern Nevada, performed 8 field tests on escalators and one on an elevator in major Las Vegas casinos.  The tests resulted in average energy savings of over 30% on the escalators and 20% on the elevator.

•
Utility Incentive Financing: The three-phase product has qualified for rebate incentive financing, most frequently called “rebates”, from many electric utilities. This financing is generally paid to the end user of the MEC as an incentive to invest in energy saving products. As such, this financing effectively decreases the cost of the Company’s MEC for end users. The utilities that have approved the Company’s products for incentive financing include: NV Energy (formerly Nevada Power Company and Sierra Pacific Power Company), the Los Angeles Department of Water and Power, Southern California Edison, Sacramento Municipal Utility District, Anaheim Utilities, the New York Power Authority, Excel Energy and San Diego Gas and Electric.

•
Acceptance by Original Equipment Manufacturers: The Company’s products have been approved and installed by numerous original equipment manufacturers (“OEMs”) in the escalator and granulator industries.

Three-Phase MEC

The Company initially focused its marketing efforts for the Three-Phase MEC in the elevator and escalator industry, although the Company is also actively marketing this product to industrial markets, such as recycling, mining, plastics, and manufacturing. Industries that operate equipment such as conveyor systems, crushing equipment, stamping presses, granulators, grinders, shredders and other motor driven equipment with varying loads, are believed to be viable target markets for the Three-Phase MEC. The Company is seeking to target markets with appropriate applications and market access, using direct sales, OEMs, distributors and independent representatives to address these markets.

Single-Phase Product

Like the Company’s three-phase product described above, the Company’s single-phase product reduces energy consumption in electric motors by sensing and controlling the amount of energy the motor consumes. Many motors commonly used in home appliances and other consumer goods are single-phase AC motors. Since the single-phase product is much smaller, has a much lower price point, and can be incorporated directly into a broad variety of applications, the Company believes it is a product most suitable for installation at the OEM level.

Product Development

The Company has devoted significant time and resources in the past several years toward developing “digital” versions of its three-phase and single-phase products. Through this process, the Company has transformed its technology so that its key technological breakthroughs are primarily incorporated in algorithms and software on a microchip. The Company believes the digital versions of its products have several distinct advantages over the older analog versions, including:

•
Motor starter and motor protection capabilities similar to standard solid state starters sold by large motor control companies. The analog product could not start a motor and provided no motor protection, so the customer had to purchase these items at additional costs for components and installation. The digital MEC instead incorporates all these functions and therefore replaces a standard solid state motor control.

•
Increased ease of installation and reduced technical support requirements. For example, instead of approximated and manual adjustments during installation, which can require technical support from the Company, the digitized unit will allow more simplified and precise adjustments by customers and third party installers.

•	Reduced product size, which is important for many installations.
•	Input-output communications capabilities, so the device can communicate with external control systems.
•	Increased functionality. The Company expects to be able to add new functionality to the products. These new functions may include such things as:

•	Recording and reporting of actual energy savings;
•	Prediction of maintenance problems by reading and reporting on changes in the motor’s operating characteristics; and
•	More secure intellectual property protection through the use of secured chips and software.

Marketing and Sales

The Company’s marketing efforts have historically been concentrated in the elevator and escalator industry, primarily to OEMs of elevator and escalator equipment and end users that own this equipment.  With UL approval in mid-2009, the Company has targeted more heavily industrial markets, such as mining aggregates and plastics. End users of the Company’s products include retail chains, hotels, airports, transit systems, and mining, plastics and manufacturing companies.

The Company sells products into the elevator and escalator market primarily to and through large OEM resellers. The elevator and escalator market is dominated by four global companies, Otis Elevator, Schindler, ThyssenKrupp and KONE. Collectively these companies are believed to have over 80% of the world market for new equipment and service contracts. The Company has formal supply agreements for North America with ThyssenKrupp and KONE. The Company also sells to and completes projects with Otis Elevator and Schindler.

The Company is focused on penetrating industrial markets through independent representatives and distributors who will in turn sell to OEMs of industrial equipment and end users. The Company significantly increased these industrial market activities in late 2009 after receiving UL certification, since this certification is required by many industrial concerns.

The Company’s longer term goal is to be a high value supplier of technologies, with numerous OEMs and other resellers engaged with high volume sales and/or licensing agreements.

Manufacturing and Distribution

The Company’s products are manufactured internally and by a multi-billion dollar global contract manufacturer, Sanmina SCI (“Sanmina”). The Company’s strategy is to manufacture internally products that sell at lower volumes, such as MECs for very large motors, and to outsource the manufacturing of higher volume products, such as smaller units and circuit boards. The Company believes this strategy allows for high quality production, cost efficiencies, and the capability to rapidly increase production volumes. Management believes this strategy has the ability to meet the Company’s production needs and the Company would be successful in finding alternative manufacturers should Sanmina not be available to manufacture our product.

Competition

Power Efficiency believes the principal competitive factors in the Company’s markets include innovative product development, return on investment from energy savings, product quality, product performance, utility rebate acceptance, established customer relationships, name recognition, distribution and price.

Three-Phase Competition. The Company’s Three-Phase MEC’s principal capabilities include being a motor starter, providing a soft start and protection for the motor, and reducing the motor’s electricity consumption once the motor is at full speed. The Company believes its products are unique primarily because of the last capability – energy savings.

The first capabilities - starting, soft starting and protecting a motor - are commonly found in existing motor control products. There are billions of dollars of motor starters and soft starts sold every year. These products are typically manufactured and marketed by large motor control companies, many of which have longer operating histories, established markets and far greater financial, advertising, research and development, manufacturing, marketing, personnel and other resources than the Company currently has or may reasonably be expected to have in the foreseeable future. This competition may have an adverse effect on the ability of the Company to commence and expand its operations or operate in a profitable manner.

There are also several small companies that reportedly make products that combine motor starting, soft starting and energy savings. The Company is unaware of any large company that makes a product of this nature. Although the Company has not completed any formal market study, the Company believes its Three-Phase MEC has the following competitive advantages over other products:

•
It combines soft start features with energy savings features in a single integrated unit that is CSA, UL and CE certified and has achieved energy savings levels of up to 15% to 35% in independent, third party testing;

•	Its circuitry is proprietary, protected by one patent. Three additional patent filings on new innovations are pending approval of the U.S. Patent and Trademark Office;
•	It has been tested extensively by utilities with documented energy savings and approval for incentive financing rebates;

•	It is accepted by OEMs in the escalator and granulator industries.

Single-Phase Competition.  There have been several companies that have, with different technologies, attempted to exploit this market due to the enormous opportunity in single-phase motor applications. These products include among others, “Green Plug” (voltage clamping), “Power Planner” (digital microchip) and “Econelectric” (power factor control). The Company has made numerous innovations in the past three years that it believes overcome many of the problems with these and the Company’s earlier designs. The Company has filed for a patent on these innovations and has reduced the product in size and cost to the point it can be sold to OEMs of applicable appliances and other equipment driven by single-phase AC motors.

Premium Efficiency Motors.  Motors are rated by their efficiency at full load. However, when motors, including “premium efficiency motors” are lightly loaded, they become very inefficient. Management believes that the energy savings gain attributable to premium efficiency motors is materially lower than that of its MEC on underloaded motor applications. Furthermore, the Company’s products are able to save energy on underloaded premium efficiency motors, so that such motors and the Company’s technology are not mutually exclusive.

Source of Supply and Availability of Raw Materials

The MEC has been designed to use standard, off-the-shelf, easily acquired components, except for the custom made circuit boards. Such off-the-shelf components are basic items readily available worldwide at competitive prices. They come in standard and miniature versions and offer the Company latitude in product design and production. Although the Company believes most of the key components required for the production of its products are currently available in sufficient production quantities from multiple sources, there can be no assurance they will remain so readily available or at comparable prices.

Customers

The Company currently does business with approximately 20 customers. Of this number, four customers presently account for approximately 71% of the Company’s gross revenues.   These customers and their respective gross revenue percentages are KONE – 49%; IXYS – 8%; Otis – 7%; and Global PET – 7%.  The Company is, and may continue to be, dependent upon a limited number of customers. Accordingly, the loss of one or more of these customers may have a material adverse effect upon the Company’s business.

Patents and Proprietary Rights

The Company currently relies on a combination of trade secrets, non-disclosure agreements and patent protection to establish and protect its proprietary rights in its products. There can be no assurance these mechanisms will provide the Company with any competitive advantages. Furthermore, there can be no assurance others will not independently develop similar technologies, duplicate or “reverse engineer” the proprietary aspects of the Company’s technology.

The Company has one U.S. patent issued with respect to its products. The “Balanced and Synchronized Phase Detector for an AC Induction Motor Controller,” No. 5,821,726, was issued on October 13, 1998 and expires in 2017. This patent covers improvements to the technology under the NASA License Agreement (described below), which were developed by the Company. Management believes this patent protects the Company’s intellectual property position beyond the expiration of the NASA License Agreement.

The Company has filed three utility patents on new inventions associated with the development of its digital products.  The Company is continually making improvements to its products and technologies, and anticipates making additional patent filings on new inventions when warranted.

The Company has obtained U.S. Trademark registration of the E-Save Technology® mark.

NASA License Agreement

The Company had been the exclusive United States licensee of certain power factor controller technology owned by the United States of America, as represented by NASA. This license agreement covered the United States and its territories and possessions and did not require the Company to pay royalties to NASA in connection with the Company’s sale of products employing technology utilizing the licensed patents. The Company’s rights under the license agreement were non-transferable and were not to be sublicensed without NASA’s consent.  The license agreement terminated on December 16, 2002 upon expiration of all of the licensed patents.

The Company believes its products and other proprietary rights do not infringe any proprietary rights possessed by third parties. There can be no assurance, however, that third parties will not assert infringement claims in the future, the defense costs of which could be substantial.

Government Regulation

The Company is not required to be certified by any government agencies. However, most of the Company’s products are manufactured to comply with specific codes that meet industry accepted safety standards. Presently, many of the Company’s products are certified to comply with UL 508 Industrial Control Equipment and the Company has also received certification meeting CSA (Canadian Standards Association) B44.1/ASME-17.5 Elevator and Escalator Electrical Equipment for many of the Company’s products. Many of the Company’s products are also CE marked. The Department of Commerce does not require the Company’s technology to be certified for export. The Company’s industrial code is 421610 and the SIC code is 5063.

Deregulation of Electrical Energy

Sales of the Company’s product are not dependent on deregulation of the electrical energy market as the Company’s product can be sold in regulated and deregulated markets.

Research and Development

The Company intends to continue its research and development effort to introduce new products based on its energy saving technology. Towards this end, the Company spent $953,004 and $1,016,158 in fiscal years 2009 and 2008, respectively, on research and development activities, virtually none of which was borne by customers. A major focus of the Company’s foreseeable research and development activities will be on completing additional features and refinements to the three-phase and single phase products. The Company also anticipates the possibility of working with OEMs that make or purchase motor control equipment, in order to develop products with features or specifications they require.

Effect of Environmental Regulations

The Company is not aware of any federal, state, or local provisions regulating the discharge of materials into the environment or otherwise relating to the protection of the environment with which compliance by the Company has had, or is expected to have, a material effect upon the capital expenditures, earnings, or competitive position of the Company.

Employees

At the date of this document, the Company employs fourteen people.  Of this number, two are engaged in accounting and finance, three in operations and general management, three in sales and marketing, and six in product research and development, engineering and manufacturing.  At such time as business conditions dictate, the Company may hire additional personnel for, among other things, increased engineering, marketing and sales. The Company has no collective bargaining agreements and considers its relationship with its employees to be good. The Company utilizes consultants in the areas of marketing, product and technology development and finance on a regular basis.

(c)	Reports to Security Holders

The Company is a smaller reporting company, and as such files Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q under the scaled disclosure requirements and Current Reports on Form 8-K on a regular basis with the SEC.

The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Description of Property

The Company’s corporate office space is located at 3960 Howard Hughes Pkwy, Suite 460, Las Vegas, Nevada 89169. The office lease calls for rent of $11,292 per month, plus annual increases equal to 3%, through the end of the lease term in February 2011.

The Company leases office space at 6380 South Valley View Blvd., Suite 412, Las Vegas, Nevada 89118. The lease calls for rent of $1,995 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for research and development.

The Company leases office space at 6380 South Valley View Blvd., Suite 402, Las Vegas, Nevada 89118. The lease calls for rent of $1,605 plus common area maintenance charges, per month, through the end of the lease term in August 2010. This space is used primarily for manufacturing and warehousing.

Legal Proceedings

None.

MANAGEMENT

INFORMATION ABOUT THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS

The following table lists the current executive officers and directors and, in the case of directors, their length of service on the board. Each director is elected to hold office for a term expiring at the first annual meeting of stockholders held following such director's election and until his successor has been elected and qualified, or until his prior resignation or removal. All of the Company's current directors were either appointed by the plurality of votes cast by the holders of our common stock present, or represented, at the 2009 Annual Meeting of the Stockholders in July 2009, or elected by the board. On March 29, 2010, Gregory Curhan resigned from the Board of Directors. Mr. Curhan’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Name	Age	Director Since	Position
Steven Z. Strasser	61	2002	C Chairman, Chief Executive Officer
John (BJ) Lackland	39	2002	Di Director, Chief Financial Officer, and Secretary
George Boyadjieff	71	2006	Di Director, Senior Technical Advisor
Douglas M. Dunn	67	2006	Di Director
Richard Morgan	64	2007	Di Director
Gary Rado	70	2005	Di Director
Kenneth Dickey	68	2009	Di Director, Consultant

Director Independence

Pursuant to SEC rules, a majority of our Board of Directors is comprised of independent directors, as defined under Section 121(A) of the New York Stock Exchange Constitution and Rules.  Messrs. Boyadjieff, Dickey, Dunn, Morgan and Rado are independent directors.  Our audit committee is comprised of Messrs. Dunn, Morgan and Rado; and our compensation committee is comprised of Messrs. Boyadjieff, Dickey and Rado, all of whom are independent directors.

Steven Strasser – Chairman and Chief Executive Officer. Prior to becoming the Company’s CEO in October 2004, Mr. Strasser was the Managing Director, founder and majority owner of Summit Energy Ventures LLC, currently the largest stockholder in Power Efficiency Corporation. Summit is a private equity firm focused on investments in companies with energy efficiency technologies. At Summit, Mr. Strasser spent four years, from 2001 through 2005, evaluating and investing in energy technology companies and serving on the boards of portfolio companies. Mr. Strasser has been a director since August 2002.

From 1984 through 2000, Mr. Strasser was the founder and CEO of Northwest Power Enterprises. Over its seventeen-year history, Northwest Power Enterprises and its predecessor companies were involved in multiple aspects of the energy development business.  Mr. Strasser received law degrees from McGill University, Montreal, Canada and the University of Washington, Seattle, Washington.

John (BJ) Lackland – Director, Chief Financial Officer, and Secretary. Mr. Lackland became the Company’s CFO in October 2004. Mr. Lackland has been the Vice President and Director Summit Energy Ventures since 2001, a private equity firm that is the largest stockholder in Power Efficiency Corporation. Summit focuses on investments in companies with energy efficiency technologies. At Summit, Mr. Lackland evaluated and invested in energy technology companies and served on the boards of portfolio companies. Prior to joining Summit, Mr. Lackland was the Director of Strategic Relations at Encompass Globalization, where he was in charge of strategic alliances and mergers and acquisitions. Prior to Encompass, he was the Director of Strategic Planning and Corporate Development at an Internet business development consulting company, where he was in charge of strategic planning and investor relations. Mr. Lackland has been an independent consultant to Fortune 1,000 companies and startups. Mr. Lackland also worked at The National Bureau of Asian Research, an internationally acclaimed research company focusing on U.S. policy toward Asia, where he led economic and political research projects for Microsoft, Dell, Compaq and U.S. government agencies. Mr. Lackland has been a director since August 2002.

Mr. Lackland earned an M.B.A. from the University of Washington Business School, an M.A. in International Studies (Asian Studies) from the University of Washington’s Jackson School of International Studies, and a B.A. in Politics, Philosophy and Economics from Claremont McKenna College.

George Boyadjieff — Director and Senior Technical Advisor. Mr. Boyadjieff has been a director of the Company since May 2006, and Senior Technical Advisor of the Company since April 2005. Mr. Boyadjieff is the retired CEO of the former Varco International, a New York Stock Exchange traded oil service company with over $1.3 billion in annual revenues at the time of Mr. Boyadjieff’s retirement. Varco has recently merged with National Oil Well to become National Oil Well Varco (NOV). Mr. Boyadjieff joined Varco in 1969 as Chief Engineer and was appointed CEO in 1991. Currently Mr. Boyadjieff is a director of Southwall Technologies, a Silicon Valley hi-tech firm. Mr. Boyadjieff joined Southwall in December 2004.

Mr. Boyadjieff holds over 50 US patents related to oil and gas well drilling equipment. Mr. Boyadjieff holds BS and MS degrees in Mechanical Engineering from the University of California at Berkeley and is a graduate of the University of California at Irvine executive program.

Dr. Douglas Dunn — Dr. Dunn has had an extensive career in research, business and academic leadership. Dr. Dunn served as dean of Carnegie Mellon University's Graduate School of Industrial Administration (now the Tepper School of Business) from July 1996 through June 2002, after which he retired. He began his career at AT&T Bell Laboratories, and his corporate experienced culminated in senior positions as a corporate officer leading Federal Regulatory Matters, Regional Government Affairs, and Visual Communications and Multimedia Strategy for AT&T. Dr. Dunn is a board member of Universal Stainless & Alloy Products, Inc. (NasdaqNM: USAP). He holds a Ph.D. in business from the University of Michigan, an MS in industrial management and a BS in physics from the Georgia Institute of Technology.

Richard Morgan –  Mr. Morgan is currently Of Counsel to the law firm of Lionel, Sawyer & Collins, and is the Dean Emeritus and a former Professor of Law at the William S. Boyd School of Law at the University of Nevada, Las Vegas, a position he held from September 1, 1997 through June 30, 2007. Mr. Morgan is an experienced legal educator, having served as dean at both the Arizona State University College of Law and the University of Wyoming College of Law. Mr. Morgan earned his B.A. in Political Science at the University of California, Berkeley in 1967. In 1971 he received his J.D. from UCLA, where he was an editor of the UCLA Law Review. He practiced with the Los Angeles law firm of Nossaman, Krueger & Marsh in the corporate/securities areas from 1971 to 1980. He was a professor at the Arizona State University College of Law from 1980 to 1987 and served as associate dean from 1983 to 1987. He was dean at the University of Wyoming College of Law from 1987 to 1990 and returned to the Arizona State University College of Law in 1990, where he served as dean and professor of law until 1997.

Gary Rado – Mr. Rado retired in 2002 after being the President of Casio Inc. USA for 3 years. He joined Casio in 1996 as an EVP to spearhead the move into the digital camera business.  Before joining Casio, Mr. Rado was with Texas Instruments Inc. for 21 years.   He was the Division Manager of the Consumer Products Division Worldwide and ran the division for 7 years, including two years while based in Europe. This division was responsible for home computer, calculator, and educational products.  Mr. Rado earned a Bachelors of Science in Business Administration from Concord College in 1963.

Kenneth Dickey– Mr. Dickey is the co-founder of The Institute of Strategic Mapping, and has spent his extensive career learning how superior results can be achieved from very average businesses and how to translate this winning process into an understandable, reusable format.  Mr. Dickey has been retired since February 2002.  From October 1999 to February 2002, Mr. Dickey was Vice President Sales-Marketing for Safetronics, where he developed sales and marketing strategies, completed Safetronic’s acquisition of Fincor Electric, a manufacturer of variable frequency drives, and ran that business unit.  Prior to this, Mr. Dickey was the President/CEO of Cleveland Motion Control, Dynact Inc., and Motion Science, Inc., from February 1997 to October 1999.  Prior to this, Mr. Dickey served as Senior Vice-President Sales for Reliance Electric/Rockwell Automation from 1994 thru 1996. His responsibilities included Sales/Marketing with 76 sales offices (located in the Americas), which generated more than $900 million in revenue. He also spent 9 years as the Operating General Manager of the Industrial Motor Division at Reliance Electric from 1986 to 1994.  Mr. Dickey earned his Bachelor of Science degree in Finance from the University of Akron and an Executive MBA from Case-Western Reserve University.

On March 29, 2010, Gregory Curhan resigned from the Board of Directors. Mr. Curhan’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Board of Directors and Committees of the Board

Our business affairs are conducted under the direction of our board of directors.  The role of our board of directors is to effectively govern our affairs for the benefit of our stockholders and, to the extent appropriate under governing law, of other constituencies, which include our employees, customers, suppliers and creditors.  Our board strives to ensure the success and continuity of our business through the selection of a qualified management team.  It is also responsible for ensuring that our activities are conducted in a responsible ethical manner.  Our board of directors has two standing committees – an audit committee and a compensation committee.

Our board of directors met eight times in 2009.

We do not have a policy that requires directors to attend our annual meetings of stockholders.  All but one of the directors attended the 2009 Meeting of Stockholders on July 16, 2009.

Audit Committee

Douglas Dunn, Richard Morgan and Gary Rado currently serve on our audit committee.  Messrs. Dunn, Morgan and Rado are each independent directors as required by Section 301 of the Sarbanes-Oxley Act of 2002, Rule 10A(3)(b)(1) of the Securities Exchange Act of 1934 and Section 121(A) of the New York Stock Exchange Constitution and Rules.  Raymond Skiptunis served as the Chairman of our audit committee from January 1 through April 20, 2009.  Dr. Dunn, the current Chairman of our audit committee, qualifies as a financial expert.  Our audit committee, among other things:

•	selects the independent auditors, considering independence and effectiveness;
•
receives the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence;

•	discusses the scope and results of the audit with the independent auditors and reviews with management and the independent auditors our interim and year-end operating results;
•	discusses with the independent accountant the matters required to be discussed by Statement on Auditing Standards No. 114 (Communications with Audit Committees);
•	considers the adequacy of our internal accounting controls and audit procedures;
•	reviews and approves all audit and non-audit services to be performed by the independent auditors; and
•	administers the whistleblower policy.

The audit committee has the sole and direct responsibility for appointing, evaluating and retaining our independent auditors and for overseeing their work.

Compensation Committee

Kenneth Dickey, Gary Rado and George Boyadjieff currently serve on our compensation committee.  Messrs. Dickey, Rado and Boyadjieff are independent directors as required by SEC Rules and as defined in Section 121(A) of the American Stock Exchange Constitution and Rules.  Mr. Dickey serves as the Chairman of our compensation committee.  Our compensation committee, among other things:

•	recommends to the board of directors the compensation level of the executive officers;
•	reviews and makes recommendations to our board of directors with respect to our equity incentive plans;
•	establishes and reviews general policies relating to compensation and benefits of our employees.

Committee Interlocks and Insider Participation

None of our executive officers currently serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

CODE OF ETHICS

The Company has not adopted a code of ethics. The Company has been focused on developing technology, generating sales and raising capital to support operations and consequently has not focused on adopting a code of ethics. In early 2006, the Company developed and implemented an official Employee Manual that requires ethical behavior from its employees, and defines the consequences of unethical behavior by its employees.

Executive Compensation

The following table summarizes compensation information for the last two fiscal years for (i) Mr. Steven Z. Strasser, our Principal Executive Officer and (ii) John (BJ) Lackland, our Principal Financial Officer, who were serving as executive officers at the end of the fiscal year and who we refer to collectively, the Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Steven Z. Strasser(1)	2009	$304,730	-	-	-	-	-	-	$304,730
Chairman and Chief	2008	$311,208	-	-	-	-	-	-	$311,208
Executive Officer

John (BJ) Lackland (2)	2009	$177,037	-	-	-	-	-	-	$177,037
Director and Chief	2008	$198,042	-	-	-	-	-	-	$198,042
Financial Officer			-	-	-	-	-	-	-

Narrative Disclosure to Summary Compensation Table

During 2004, we hired the following officers: Steven Strasser, Chief Executive Officer, and John (BJ) Lackland, Chief Financial Officer. Effective June 1, 2005, the Company entered into employment agreements with the above officers.  These two individuals comprise our current executive officers.  The term of each agreement is five years.  In the event of a defined change in control of the Company, each agreement will provide for accelerated vesting of stock options and a cash severance payment equal to 2.99 times the executive's then current salary and previous year's bonus.

The following table sets forth the material financial terms of the agreements for each of our executives as of December 31, 2009:

Name	Salary (1)		Bonus(4)	Common Stock Options(5)
Steven Strasser	$275,000	(2)		3,000,000
BJ Lackland	$175,000	(3)		1,800,000

(1)	To be increased annually by at least 5% of current year’s base salary.
(2)
First year's salary to be paid $60,000 in cash and options to purchase 1,612,500 shares of Common Stock at an exercise price equal to not less than market at date of grant in lieu of remaining cash vesting quarterly over one year.

(3)
First year's salary to be paid $120,000 in cash and options to purchase 412,500 shares of Common Stock at an exercise price equal to market at date of grant in lieu of remaining cash vesting quarterly over one year.

(4)	At the discretion of the disinterested members of the Board.
(5)	Vesting evenly and quarterly over five years.

Outstanding equity awards

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Steven Strasser	2,272,729	300,000	-	$0.22	5/31/2010	-	-	-	-
	2,039,771	-	-	$0.20	5/31/2015	-	-	-	-
	600,000	-	-	$0.65	11/28/2014	-	-	-	-

BJ Lackland	2,032,500	180,000	-	$0.20	5/31/2015	-	-	-	-
	375,000	-	-	$0.65	11/28/2014	-	-	-	-

Stock Option Plan Narrative Disclosure

As of December 31, 2009, we had an aggregate of 17,474,896 shares of Common Stock available for issuance under our stock plans. The following is a description of our plans.

2000 Stock Option and Restricted Stock Plan, or the 2000 Plan

The 2000 Plan was adopted by our board of directors and our stockholders in 2000.  On July 16, 2009, the 2000 Plan was amended and restated. As of December 31, 2009, no restricted shares of Common Stock have been issued, and 117,871 of the outstanding options to purchase shares of our Common Stock have been exercised pursuant to the 2000 Plan.  There are 17,474,896 options outstanding under the 2000 Plan as of December 31, 2009.

Share Reserve.  Under the 2000 Plan, we have initially reserved for issuance an aggregate of 25,000,000 shares.

Administration.  The 2000 Plan is administered by the board of directors. The stock option awards qualify as "performance-based-compensation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, or the Code, with two or more outside directors within the meaning of Section 162(m) of the Code. The board of directors has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each award, the exercisability of the awards and the form of consideration payable upon exercise.

Eligibility.  Awards under the 2000 Plan may be granted to any of our employees, directors or consultants or those of our affiliates.

Options.  With respect to non-statutory stock options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and incentive stock options, the exercise price must be at least equal to the fair market value of our Common Stock on the date of grant.  In addition, the exercise price for any incentive stock option granted to any employee owning more than 10% of our Common Stock may not be less than 110% of the fair market value of our Common Stock on the date of grant.  The term of any stock option may not exceed ten years, except that with respect to any participant who owns 10% or more of the voting power of all classes of our outstanding capital stock, the term for incentive stock options must not exceed five years.

Stock Awards.  The administrator may determine the number of shares to be granted and impose whatever conditions to vesting it determines to be appropriate, including performance criteria.  The criteria may be based on financial performance, personal performance evaluations and/or completion of service by the participant.  The administrator will determine the level of achievement of performance criteria.  Unless the administrator determines otherwise, shares that do not vest typically will be subject to forfeiture or to our right of repurchase, which we may exercise upon the voluntary or involuntary termination of the participant's service with us for any reason, including death or disability.

Adjustments upon Merger or Change in Control.  The 2000 Plan provides that in the event of a merger with or into another corporation or a "change in control," including the sale of all or substantially all of our assets, and certain other events, our board of directors (or a committee of the board of directors) may, in its discretion, provide for some or all of:

•	assumption or substitution of, or adjustment to, each outstanding award;

•	acceleration of the vesting of options and stock appreciation rights;

•	termination of any restrictions on stock awards or cash awards; or

•	cancellation of awards in exchange for a cash payment to the participant.

Amendment and Termination.  The board of directors has the authority to amend, alter or discontinue the 2000 Plan, subject to the approval of the stockholders, but no amendment will impair the rights of any award, unless mutually agreed to between the participant and the administrator.

Compensation of Directors Summary Table

DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)***	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
R Raymond J. Skiptunis*	$4,000	-	$8,250	-	-	-	$12,250
G George Boyadjieff	-	-	$11,000	-	-	-	$11,000
D Douglas M. Dunn	-	-	$13,750	-	-	-	$13,750
Ri Richard Morgan	-	-	$11,000	-	-	-	$11,000
G Gary Rado	-	-	$13,750	-	-	-	$13,750
G Greg Curhan**	-	-	$11,000	-	-	-	$11,000
Kenneth Dickey	-	-	$17,250	-	-	-	$17,250

*	Mr. Skiptunis resigned from the Board of Directors on April 20, 2009.

**	Mr. Curhan resigned from the Board of Directors on March 29, 2010.
**	Aggregate fair value as of date of grant.

Narrative to Director Compensation

In January 2009, non-employee directors received options to purchase 100,000 shares of common stock per year for their board service, pro-rated for the quarters in the year they served.  Employee directors do not receive compensation for serving on the board of directors.  The Chairman of the Audit Committee received an additional 50,000 options per year, pro-rated for the quarters in the year he served, and $1,000 per month for the months in the year he served.  This cash payment ended when Mr. Skiptunis resigned as Chairman.  The remaining members of the audit committee receive an additional 25,000, prorated for the quarters in the year they served.  Depending on the anticipated workload and organization, the board of directors may elect to increase the compensation for committee members and/or all non-executive board members.

Limitation of Liability and Indemnification of Directors and Officers

Our certificate of incorporation provides that the personal liability of our directors shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that our certificate of incorporation does not eliminate the liability of a director for (i) any breach of the director's duty of loyalty to us or our stockholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (iv) any transaction from which such director derives improper personal benefit. The effect of this provision is to eliminate our rights and the rights of our stockholders through stockholders' derivative suits on our behalf, to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director including breaches resulting from negligent or grossly negligent behavior except in the situations described in clauses (i) through (iv) above. The limitations summarized above, however, do not affect our or our stockholders' ability to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, our certificate of incorporation and bylaws provide that we shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all directors and officers who we may indemnify pursuant to Section 145 of the DGCL. Section 145 of the DGCL permits a company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if the officer or director acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of such company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. We have entered into indemnification agreements with our directors and officers consistent with indemnification to the fullest extent permitted under the DGCL.

We maintain a directors' and officers' liability insurance policy covering certain liabilities that may be incurred by our directors and officers in connection with the performance of their duties. The entire premium for such insurance is paid by us.

Insofar as indemnification for liabilities arising under the Securities Act, our directors and officers, and persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership

The following table sets forth information as to our shares of common stock beneficially owned as of March 31, 2010 by (i) each person known by us to be the beneficial owner of more than five percent of our outstanding common stock, (ii) each of our directors, (iii) each of our executive officers named in the Summary Compensation Table and (iv) all of our directors and executive officers as a group.

				Percent of
Title of Class	Name of Beneficial Owner(1)	Shares Owned		Shares Owned(10)
Common Stock	Steven Strasser, CEO, Chairman of the Board	23,974,575	(2)	40.58%
Common Stock	John (BJ) Lackland, CFO, Director	2,886,026	(3)	6.04%
Common Stock	Gary Rado, Director	867,303	(4)	1.89%
Common Stock	George Boyadjieff, Director	3,072,105	(5)	6.53%
Common Stock	Douglas Dunn, Director	643,026	(6)	1.41%
Common Stock	Richard Morgan, Director	325,000	(7)	Less than 1%
Common Stock	Greg Curhan, Director	125,000	(8)	Less than 1%
Common Stock	Kenneth Dickey, Director	471,074	(9)	1.03%
Common Stock	Summit Energy Ventures, LLC	8,803,901	(2)	18.70%
Common Stock	Sarkowsky Family L.P.	8,018,455		16.39%
Common Stock	Ron Boyer	9,851,558		18.85%
Common Stock	Michael J. Goldfarb Enterprises	2,513,685		5.40%
Common Stock	Byron LeBow Family Trust	4,289,370		7.90%
Common Stock	Marathon Hard Asset Fund L.P.	4,289,370		9.05%
Common Stock	Irwin Helford Family Trust	3,341,424		7.06%
Common Stock	All Executive Officers and Directors as a Group (8 persons)	32,364,109		48.99%

(1)
Information in this table regarding directors and executive officers is based on information provided by them.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the directors and executive officers has sole voting and/or investment power with respect to such shares.  The address for each of the persons reported in the table other than Commerce Energy Group is in care of Power Efficiency Corporation at 3960 Howard Hughes Pkwy, Ste 460, Las Vegas, Nevada 89169.

(2)
Includes 9,968,910 common shares and common shares subject to options and warrants exercisable within 60 days of the date hereof held by Summit, in which Steven Strasser is one of two members, 2,010,000 common shares subject to the conversion of 20,100 shares of Series B Preferred Stock, 1,083,334 common shares subject to the conversion of 8,125 shares of Series C-1 Preferred Stock, and 10,912,331 common shares subject to options and warrants which are presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Strasser was also granted an additional 150,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Strasser’s options and warrants expire on various dates from May, 2010 through November, 2015.

(3)
Includes 188,526 common shares, 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 2,597,500 common shares and common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Lackland was also granted an additional 90,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Lackland’s options and warrants expire on various dates from May, 2010 through November, 2015.

(4)
Includes 61,053 common shares, 200,000 common shares subject to the conversion of 2,000 shares of Series B Preferred Stock, and 606,250 common shares subject to options presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Rado was also granted an additional 93,750 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Rado’s options expire on various dates from September, 2015 through February, 2020.

(5)
Includes 1,122,105 common shares, 400,000 common shares subject to the conversion of 4,000 shares of Series B Preferred Stock, and 1,550,000 common shares subject to options and warrants presently exercisable or will become exercisable within 60 days of the date hereof.  Mr. Boyadjieff was also granted an additional 75,000 common shares subject to options which will become exercisable after 60 days of the date hereof.  Mr. Boyadjieff’s options and warrants expire on various dates from April, 2010 through February, 2020.

(6)
Includes 30,526 common shares, 100,000 common shares subject to the conversion of 1,000 shares of Series B Preferred Stock, and 512,500 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Dr. Dunn was also granted an additional 112,500 shares of common stock subject to options which will become exercisable after 60 days of the date hereof.  Dr. Dunn’s options expire on various dates from May 2016 through February, 2020.

(7)
Includes 325,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Morgan was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Morgan’s options expire on various dates from January, 2017 through February, 2020.

(8)
Includes 125,000 common shares subject to options presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Curhan was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Curhan’s options expire on various dates from March, 2019 through February, 2020.

(9)
Includes 4,407 common shares, 166,667 common shares subject to the conversion of 1,250 shares of Series C-1 Preferred Stock, 300,000 common shares subject to options and warrants presently exercisable or which will become exercisable within 60 days of the date hereof.  Mr. Dickey was also granted an additional 75,000 common shares subject to options exercisable after 60 days of the date hereof.  Mr. Dickey’s options expire on various dates from February, 2012 through February, 2020.

(10)	The percentage for common stock includes all common shares subject to options and warrants exercisable within 60 days of the date hereof.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with Steven Strasser and Summit

Mr. Strasser, our CEO, owns 99.5% of Summit.  As of March 31, 2009, Summit owned 6,803,901 shares of our common stock and 2,000,000 warrants to purchase common stock.  In addition, Mr. Strasser owns beneficially 23,974,575 shares of common stock (including those shares beneficially owned by Summit) issued or issuable on the exercise of options and warrants, the conversion of Series B Preferred Stock and the conversion of Series C-1 Preferred Stock,  exercisable within 60 days of March 31, 2009.

On March 30, 2010, the Company issued unsecured notes payable to Steven Strasser, the Company’s CEO, totaling $125,000. The notes bear interest at 5%, payable upon maturity. The notes mature two months after issuance.

On February 24, 2010, Mr. Strasser purchased 1,875 shares of Series C-1 Preferred Stock and 93,750 warrants to purchase the Company’s common stock for $75,000 in cash.

On December 11, 2009, Mr. Strasser exchanged 6,250 shares of Series C Preferred Stock into 6,250 shares of Series C-1 Preferred Stock and 312,500 warrants to purchase the Company’s common stock.

On September 29, 2009, Mr. Strasser purchased 350,000 shares of common stock, 2,500 shares of Series B Preferred Stock, and 203,062 warrants to purchase the Company’s common stock for $90,000 in cash, from another shareholder

On August 12, 2009, Mr. Strasser purchased 6,250 shares of Series C Preferred Stock and 312,500 warrants to purchase the Company’s common stock for $250,000 in cash

On January 21, 2008, Mr. Strasser purchased 1,600 units, resulting in the issuance of 1,600 shares of Series B Preferred Stock and 80,000 warrants to purchase the Company’s common stock, for $80,000 in cash.

Relationship with John (BJ) Lackland

Mr. Lackland, our CFO, owns 0.5% of Summit.  Mr. Lackland owns beneficially 2,886,026 shares of common stock, issued or issuable on the exercise of options and warrants, and the conversion of Series B Preferred Stock, exercisable within 60 days of December 31, 2009.

On September 29, 2009, Mr. Lackland purchased 1,000 shares of Series B Preferred Stock and 50,000 warrants to purchase the Company’s common stock for $15,000 in cash, from another shareholder.

Agreements with Officers and Directors

We will enter and expect to continue to enter into indemnification agreements with our directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by law with respect to indemnification. See “Management — Limitation of Liability and Indemnification of Directors and Officers.”

SELLING STOCKHOLDERS

The following table provides certain information with respect to the selling stockholders' beneficial ownership of our common stock as of April 27, 2010 and as adjusted to give effect to the sale of all of the shares of common stock offered by this prospectus. We do not know when or in what amounts the selling stockholders may offer for sale the shares of common stock pursuant to this prospectus. The selling stockholders may choose not to sell any of the shares offered by this prospectus. For purposes of this table, we have assumed the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of the offering.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a selling stockholder and the percentage of ownership of that selling stockholder, shares of common stock underlying outstanding shares of our Series B Preferred Stock, convertible debentures, options or warrants held by that selling stockholder that are convertible or exercisable, as the case may be, within 60 days from the date of this prospectus are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other selling stockholder. Each selling stockholder's percentage of ownership in the following table is based upon 40,486,441 shares of common stock outstanding as of April 27, 2010.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

Except as noted below, none of these selling stockholders are, or are affiliates of, a broker-dealer registered under the Exchange Act.

Except as described below, to our knowledge, none of the selling stockholders within the past three years has had any material relationship with us or any of our predecessors or affiliates:

Except as described below, to our knowledge, none of the selling stockholders within the past three years has had any material relationship with us or any of our predecessors or affiliates:

	Shares of	Total Number
	Common Stock	of Shares of	Shares of Common
	Beneficially Owned	Common	Stock Beneficially
	Prior to Offering	Stock	Owned After Offering
Selling	Number of	Registered	Number of
Stockholder	Shares(1)	for Sale	Shares	Percent

Ron Boyer (2)	9,851,560	5,935,769	3,915,791	9%
6129 SW Sheridan St
Portland, OR 97225

Sarkowsky Family L.P.	8,004,863	6,069,074	1,935,789	4%
Herman Sarkowsky (3)
1201 3rd Ave, Suite 5450
Seattle, WA 98101

The LaMarque Family Trust	1,805,263	1,500,000	305,263	1%
Hector LaMarque TTEE
322 Karen Ave # 3604
Las Vegas, NV 89109

Warren and Cathy Smith	340,000	300,000	40,000	*
Trustees of the Warren and
Cathy Smith Revocable
Trust U.A.
1648 E. Mira Vista
Flagstaff, AZ 86001

Ronald R. Butler	1,111,053	1,050,000	61,053	*
600 108th Street NE, #242
Bellevue, WA 98004

Brett Goldfarb	298,598	200,001	98,597	*
600 University St. #2912
Seattle, WA 98101

Michael J. Goldfarb	2,513,685	2,300,001	213,684	*
Enterprises LLC (4)
600 University St. #2912
Seattle, WA 98101

Irwin Helford Family Trust (5)	3,341,424	1,800,000	1,541,424	3%
One Hughes Center Drive, #1804
Las Vegas, NV 89169

AP Finance, LLC	13,412	13,412	-	-
152 West 57th Street, 4th Floor
New York, NY 10019

Larry S. Spitcaufsky Actring Trustee	532,093	32,093	500,000	1%
U/A Dated 04-24-2003 FBO Larry S. Spitcaufsky Second
Amended and Restated Revocable
Trust
PO Box 891
Rancho Santa Fe, CA 92067-0891

Stephen DiMarco	532,093	32,093	500,000	1%
4770 Santa Fe St
San Diego, CA 92109

Alan Taylor (8)	231,419	6,419	225,000	*
23649 Kathryn Street
Murrieta, CA 92562

Michael Murdock	106,419	6,419	100,000	*
50 Durango Station Dr.
Henderson, NV 89102

Brian J. Taylor (8)	492,763	75,000	417,763	1%
23 Viola St.
South San Francisco, CA 94040

Michael A. Saltman and	1,319,388	800,001	519,387	1%
Sonja Saltman 1997 Family Trust
One Hughes Center Drive, #1830
Las Vegas, NV 89169

Byron LeBow Revocable	3,821,122	2,700,003	1,121,119	2%
Family Trust
Byron LeBow TTEE (6)
One Hughes Center Drive #1104N
Las Vegas, NV 89169

Jerome F. Snyder	180,526	150,000	30,526	*
8628 Scarsdale Dr.
Las Vegas, NV 89117

PCP Operating LLC	1,434,725	782,093	652,632	1%
Phillip C. Peckman
9525 Hillwood Dr., Suite 160
Las Vegas, NV 89134

Fred Chin	180,526	150,000	30,526	*
3230 South Plaris Avenue Ste. 11
Las Vegas, NV 89102

Arthur & Jayn Marshall	180,526	150,000	30,526	*
Family Trust DTD 7/2/1973 (7)
Turmberry Place
2877 Paradise Road, No. 1701
Las Vegas, NV 89109

Todd Marshall Revocable Trust	180,526	150,000	30,526	*
UAD DTD 04/01/2003
Todd Marshall TTEE (7)
PO Box 46470
Las Vegas, NV 89114

Cari Marshall Trust UAD	180,526	150,000	30,526	*
DTD 01/09/1995
Cari Marshal TTEE (7)
2012 Grouse Street
Las Vegas, NV 89134

George Boyadjieff (8)(9)	4,097,105	3,550,000	597,105	1%
18772 Colony Circle
Villa Park, CA 92861

Douglas M. and	680,526	150,000	605,526	1%
Karen M. Dunn Trustees;
Dunn Family Trust (8)
Dated April 7, 2007
11817 Oakland Hills Drive
Las Vegas, NV 89141

Alvin Goldfarb	541,579	450,000	91,579	*
4823 Lake Washington Blvd. NE #3
Kirkland, WA 98033

James G. Coyne	180,526	150,000	30,526	*
3230 South Polaris Avenue,
Ste. 11
Las Vegas, NV 89102

Gary Rado (8)	989,553	400,000	652,053	1%
16 Chesterfield Drive
Warren, NJ 07059

Robert Mullin, Managing	4,289,370	4,000,002	289,368	1%
Director (10)
Marathon Hard Asset Fund, L.P.
One Ferry Building, Suite 255
San Francisco, CA 94111

Donald D. and Dorothy R.	429,708	400,002	29,706	*
Snyder Living Trust 1989
2824 High Sail Ct.
Las Vegas, NV 89117

Charles Sitkin	71,881	60,000	11,881	*
1933 38th Avenue East
Seattle, WA 98112-3139

Edward & Mona Sher	1,093,555	300,000	793,555	2%
3111 Bel Air Drive
Las Vegas, NV 89109

Burton M Cohen Trust	88,893	75,000	13,893	*
3111 Bel Air Drive
Unit 14C
Las Vegas, NV 89109

MSSS Family Partners, L.P.	584,740	300,000	284,740	1%
1912 South Realeza Ct.
Las Vegas, NV 89102

The Richard A. Oshins	141,836	120,000	21,836	*
1995 Irrevocable Trust (11)
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Richard A. Oshins	106,376	90,000	16,376	*
1990 Irrevocable Trust (11)
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Ruth S. Oshins	295,902	75,000	220,902	*
2000 Irrevocable Trust (11)
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Benjamin Oshins	53,188	45,000	8,188	*
Bypass Trust (11)
1645 Village Center Circle
Suite 170
Las Vegas, NV 89134

The Edward H. Oshins	141,836	120,000	21,836	*
Revocable Trust (1)
59 John Street
New York, NY 10038

LUH, Inc.	354,588	300,000	54,588	*
1001 Lakeside Ave., Suite 900
Cleveland, OH 44114

The Lionel Trust	351,958	300,000	51,958	*
Samuel Lionel, Trustee
1700 Bank of America Tower
300 South 4th Street
Las Vegas, NV 89101

David Heerensperger	1,000,002	1,000,002	-	-
96 Cascade Key
Bellvue, WA 98006

Terry L. and Dana A. Wright	250,002	250,002	-	-
Living Trust 2001,
Terry Wright TTEE
2500 North Buffalo Drive
Suite 150
Las Vegas, NV 89128

John "BJ" Lackland (8)(12)	3,076,026	2,887,500	278,526	1%
3960 Howard Hughes Pkwy
Ste 460
Las Vegas, NV 89169

Robert Murray TTEE of the	238,000	150,000	88,000	*
RMM Living Trust, Dated
9/11/2006
3960 Howard Hughes Pkwy
Ste 460
Las Vegas, NV 89169

Sharon Fay Strasser (13)	437,502	437,502	-	-
1 Hughes Center Drive
#1004-N
Las Vegas, NV 89109

Nevada Trust Company	250,002	250,002	-	-
As Custodian F/B/O Mark L
Fine Rollover IRA
U/A Dated September 24, 1997
Amended November 12, 2002
4043 South Easter Ave.
Las Vegas, NV 89193-3685

William S. Boyd Trust II	250,002	250,002	-	-
William S. Boyd TTEE
2950 Industrial Road
Las Vegas, NV 89109

Herbert Soroca	44,272	44,272	-	-
Bear Stearns Securities Corp
One Metro Center
Brooklyn, NY 11201-3859

Patricia R. Schwarz (13)	44,272	44,272	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

David H. Schwartz (13)	44,272	44,272	-	-
740 Pinehurst Way
Palm Beach Gardens, FL 33418

Yahia Bagzhouz	24,000	24,000	-	-
4504 Maryland Parkway
Box 454026
Las Vegas, NV 89154

Kenneth Dickey (8)	512,074	100,000	462,074	1%
6481 Wooded View Drive
Boston Heights, OH 44236

Nicholas Anderson	66,000	66,000	-	-
1536 208th Street
Bayside, NY 11360

R. Scott Caputo	4,285	4,285	-	-
1155 Colonial Way
Bridgewater, NJ 08807

Norbert Mayer	15,000	15,000	-	-
576 Grassy Hill Road
Orange, CT 06477

Scott Straka	14,284	14,284	-	-
Hitachi America Ltd.
50 Prospect Ave
Tarrytown, NY 10591

Leonard Bellezza	89,927	81,284	8,643	*
79 Talltimber Rd.
Middletown, NJ 07748

Art Marsh	1,428	1,428	-	-
Blue Mountain Investments
7386 Fairway Lane
Parker, CO 80134

Raymond Skiptunis (8)	471,039	111,000	360,039	1%
4459 Via Bianca Ave.
Las Vegas, NV 89141

Charles Mataya	30,000	30,000	-	-
2 Locust Drive
Helmetta, NJ 08828

Timothy Franzen	7,143	7,143	-	-
260 E. Flamingo Road, #311
Las Vegas, NV 89109

Joan Dziena	1,214	1,214	-	-
865 UN Plaza, #16E
New York, NY 10017

Richard Koch	154,666	106,354	48,312	*
1604 Sound Watch Dr.
Wilmington, NC 28409

Leon Mayer	50,000	50,000	-	-
547 McKinley
Plymouth, MI 48170

Ron Heagle	100,000	100,000	-	-
5533 Bilbao Place
Sarasota, FL 34238

Rick Pulford	168,551	25,000	143,551	*
3000 Town Center, Suite 540
Southfield, MI 48075

Don Fields	200,000	200,000	-	-
11642 Deer Forest Road
Reston, VA 20194

Nils Weibull	118,000	118,000	-	-
1689 W. Huron River Drive
Ann Arbor, MI 48103

Dan Koch	39,000	39,000	-	-
301 W 10th St, Apt 203
Charlotte, NC 28202

Brian Chan (8)	300,000	300,000	-	-
7021 Pipers Ridge Ave
Las Vegas, NV 89109

Abacus Solutions	100,000	100,000	-	-
745 5th Avenue
New York, NY 10151

Justin Bellezza	1,000	1,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Steven Sacharoff	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Bernard Geik	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

Domimick Rizzitano	33,000	33,000	-	-
500 Washington Avenue
Carlstadt, NJ 07072

DB Max	700	700	-	-
8520 Roundhill Ct.
Saline, MI 48176

Reed Smith LLP	150,000	150,000	-	-
P.O. Box 23416
Newark, NJ 07198

Richard A. Ackner	375,000	375,000	-	-
14643 Draft House Lane
Wellington, FL 33414

Daniel Anderson	75,000	75,000	-	-
4409 Willow Creek Circle
Bellbrook, OH 45305

Bryan Arakelian	150,000	150,000	-	-
7110 N. Fresno Street
Suite 410
Fresno, CA 93720

Robert F. Arnold &	100,000	100,000	-	-
Susan L. Arnold JR WROS
2 Fielding Street
Wakefield, MA 01880

Paul J. Bargiel	112,500	112,500	-	-
100 West Monroe
Suite 902
Chicago, IL 60603

John J. Bender	300,000	300,000	-	-
2803 22nd Street S.
Lacrosse, WI 54601

Berkowitz and Garfinkel	187,500	187,500	-	-
D.D.S., P.A. Employees'
Pension Plan
D/T/D 7/1/1972
Mark Berkowitz & Eric
Garfinkel Trustees
17 Country Club Lane
Marlboro, NJ 07746

Lester B. Boelter	250,000	250,000	-	-
50 Shady Oak Court
Winona, MN 55987

Robert H. Brackman	225,000	225,000	-	-
5309 Crave Avenue E
Port Orchard, WA 98366

Keith Buhrdorf	375,000	375,000	-	-
4582 South Vister Steet
Suite 550
Denver, CO 80237

Jeffrey Davis	125,000	125,000	-	-
383 North West 112th Ave
Coral Springs, FL 33071

James Demarco & Rose	375,000	375,000	-	-
Demarco JTWROS
274 Rose Avenue
Staten Island, NY 10306

Douglas Dotter	112,500	112,500	-	-
3615 West Lawther Drive
Dallas, TX 75214

Arun Dua & Satish Dua,	75,000	75,000	-	-
JTWROS
25 W. Houston ST. 28
New York, NY 10012

Edward Duffy	75,000	75,000	-	-
178 Hanson Lane
New Rochelle, NY 10804

Ahsan Farooqi	187,500	187,500	-	-
54 Kimberly Court
S. Brunswick, NJ 08852

William L. Fox &	262,500	262,500	-	-
Lynne Fox JT WROS
450 Music Mountain Rd.
Falls Village, CT 06031

Bernie J. Gallas	375,000	375,000	-	-
5200 North Diversey Blvd.
Suite 204
Milwaikee, WI 53217

Mark T. Hellner	1,159,091	1,159,091	-	-
900 West Olive
Suite A
Merced, CA 95348

Dr. Paul A. Kaye Family	75,000	75,000	-	-
Trust D/T/D 10/06/93
Dr. Paul A. Kaye Trustee
9 Diamonte Lane
Rancho Palos Verdes, CA 90275

Brian J. Keller &	187,500	187,500	-	-
Debra M. Keller JT WROS
1246 130th Avenue
New Richmond, WI 54017

James Kelly	75,000	75,000	-	-
1558 E. County Road
800 N.
Ockans, IN 47452

Christopher Kemp	75,000	75,000	-	-
2528 Boulder Lane
Auburn Hills, MI 48326

Stephen N. Kitchens &	175,000	175,000	-	-
Martha M. Kitchens
JTWROS
28 Fox Vale Lane
Nashville, TN 37221

Lester Krasno	150,000	150,000	-	-
400 North 2nd Steet
Pottsville, PA 17901

Edwin Kriel	75,000	75,000	-	-
2904 Pocock Road
Monkton, MD 21111

Daniel J. Lange	187,500	187,500	-	-
20800 Hunters Run
Brookfield, WI 53045

Lind Family Investments LP	100,000	100,000	-	-
1000 West Washington St.
Suite #502
Chicago, IL 60607

Barry Lind Revocable Trust	500,000	500,000	-	-
Barry Lind Trustee
U/A/D 12/19/1989
1000 West Washington St.
Suite #502
Chicago, IL 60607

National Financial Services	600,000	600,000	-	-
LLC As Custodian
FBO Lance Lindsey IRA
7700 Blanding Blvd.
Jacksonville, FL 32244

Dwight Long	375,000	375,000	-	-
406 Belle Glen Lane
Brentwood, TN 37027

Jeffrey S. McCorstin	75,000	75,000	-	-
4750 Blue Mountain
Yorba Linda, CA 92887

Glen Miskiewicz	187,500	187,500	-	-
Apt. 724
48 Par-La-Ville Road
Hamilton HM11
Bermuda

Enrico Monaco	125,000	125,000	-	-
2230 Ocean Avenue
Brooklyn, NY 11229

Natchez Morice	150,000	150,000	-	-
12 A West Bank Exwy
Gretna, LA 70056

MSB Family Trust	250,000	250,000	-	-
D/T/D 6/25/93
Michael Blechman TTEE
295 Shadowood Ln.
Northfield, IL 60093

Daniel Navarro Jr. &	75,000	75,000	-	-
Richard Navarro JT WROS
2036 Highway 35 North
South Amboy, NJ 08879

National Financial Services	375,000	375,000	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 452

Prahalathan Rajasekaran	187,500	187,500	-	-
1 Grosvenor Place
London, England SW1X7JJ

Gretchen Kinstler	750,000	750,000	-	-
49-365 Rio Arenoso
La Quinto, CA 92253

Lawrence Silver	250,000	250,000	-	-
225 West Hubbard Suite 600
Chicago, IL 60610

Robert A. Snyder &	75,000	75,000	-	-
Beverly J. Snyder JT WROS
27297 Forest Grove Road
Evergreen, CO 80439

Claire Spooner	225,000	225,000	-	-
111 Seaview Court
Neptune, NJ 07753

Henry H. Strauss	75,000	75,000	-	-
12 Howard Avenue
Tappan, NY 10983

David Takacs	150,000	150,000	-	-
17073 Snyder Road
Bainbridge, OH 44023

Richard Terranova &	375,000	375,000	-	-
Vincent Terranova TEN COM
349 Bartlett Avenue
Staten Island, NY 10312

William S. Tyrrell	262,500	262,500	-	-
2711 Edgehill Avenue
Bronx, NY 10463

Herbert Weisberger	112,500	112,500	-	-
2904 West Clay Street
Richmond, VA 23230

Darren R. Williams	75,000	75,000	-	-
17280 Timothy Way
Gladstone, OR 97027

Robert A. Yates	187,500	187,500	-	-
Shakeseare No 15-1 Piso
Cuydad De Mexico
Distrito Federal 11590
Mexico

Alan J. Young	250,000	250,000	-	-
1750 Braeside Avenue
Northbrook, IL 60062

Jan Arnett	187,500	187,500	-	-
7 Longwood Road
Sandspoint, NY 11050

Elliot Braun	187,500	187,500	-	-
C/O Atlantic Beverage
3775 Park Avenue
Edison, NJ 08820

Larry J. Buck	187,500	187,500	-	-
1624 Brandon Drive
Hebron, KY 41048

Keith H. Cooper	100,000	100,000	-	-
5840 De Claire Court
Atlanta, GA 30328

Steven Gurewitsch	112,500	112,500	-	-
930 5th Avenue
Apt. 3-G
New York, NY 10021

Antonio Hernandez	187,500	187,500	-	-
1575 Bengal Drive
El Paso, TX 79935

James Herron	75,000	75,000	-	-
601 Cleveland Street
Suite 950
Clearwater, FL 33755

Robert W. Higginson	150,000	150,000	-	-
247-F Rosario Blvd.
Santa Fe, NM 87501

Don Jackler & Alana Jackler,	187,500	187,500	-	-
JTWROS
246 E. 51st Street Suite 8
New York, NY 10022

Donald Mapes	75,000	75,000	-	-
532 Bellepoint Drive
St. Pete Beach, FL 33706

Dr. John McPhail	375,000	375,000	-	-
603 Beamon Steet
Clinton, NC 28328

Grace Melton	375,000	375,000	-	-
1250 S. Beverly Glen Blvd.
#311
Los Angeles, CA 90024

Larry R. Nichols &	50,000	50,000	-	-
Janet B. Nichols JT WROS
9348 Burning Tree Dr.
Grand Blanc, MI 48439

National Financial Services	187,500	187,500	-	-
LLC As Custodian
FBO Michael J. Radlove IRA
2748 Blackbird Hollow
Cincinnati, OH 45244

Barry Saxe	187,500	187,500	-	-
325 E. 41st Street
New York, NY 10017

Theodore Staahl	375,000	375,000	-	-
1329 Spanos Court
Modesto, CA 95355

Randolph Stephenson	75,000	75,000	-	-
10316-300 Feld Farm Lane
Charlotte, NC 28210

Anthony Yodice	375,000	375,000	-	-
2443 Benson Avenue
Brooklyn, NY 11214

Gary Schuman	210,000	210,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Brooks Dexter	90,000	90,000	-	-
2425 Olympic Blvd. Ste 500 East
Santa Monica, CA 90404

Tony Acone	45,000	45,000	-	-
44-489 Town Center Way #D
Palm Desert, CA 92260

The Investor Relations Group	252,101	252,101	-	-
11 Stone St. 3rd Floor
New York, NY 10004

		58,071,092
* Less than 1%

(1)
All share numbers are based on information that these selling stockholders supplied to us. The term “selling stockholders” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholders named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name, unless otherwise indicated below. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the selling stockholder.

(2)
Ron Boyer owns over 6% of our currently outstanding common stock and over 23% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(3)
The Sarkowsky Family L.P. owns over 9% of our outstanding common stock and over 18% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(4)
Michael J. Goldfarb Enterprises LLC owns over 2% of our outstanding common stock and over 7% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Michael J. Goldfarb, the managing member of Michael J. Goldfarb Enterprises LLC, is the father of Brett Goldfarb, and the brother of Alvin Goldfarb. Mr. Goldfarb disclaims beneficial ownership of Brett Goldfarb’s and Alvin Goldfarb’s shares.

(5)
The Irwin Helford Family Trust owns over 2% of our outstanding common stock and over 7% of our common stock on a fully diluted basis, including upon conversion of our Series B and Series C-1 Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(6)
The Byron LeBow Revocable Family Trust owns over 2% of our outstanding common stock and over 9% of our common stock on a fully diluted basis, including upon conversion of our Series B and Series C-1 Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company.

(7)
Arthur and Jayn Marshall, trustees of the Arthur and Jayn Marshall Family Trust DTD 7/2/1973, are the parents of Todd Marshall and Cari Marshall, trustees of the Todd Marshall Revocable Trust UAD DTD 04/01/2003 and the Cari Marshall Trust UAD DTD 01/09/1995, respectively. Arthur and Jayn Marshall disclaim beneficial ownership of Todd Marshall’s and Cari Marshall’s beneficial shares.

(8)	Indicates a person that has, within the past three years, served as an employee, officer or director of the company.

(9)
Mr. Boyadjieff has been a Senior Technical Advisor of the Company since April 2005 and a Director of the Company since May 2006. Mr. Boyadjieff owns over 2% of our outstanding common stock and over 7% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Mr. Boyadjieff beneficially owns a total of 3,825,000 commons shares, common shares issuable upon the exercise of stock options and warrants and common shares issuable upon the conversion of Series B Preferred Stock.

(10)
Mr. Mullin beneficially owns over 3% of our outstanding common stock and over 11% of our common stock on a fully diluted basis, including upon conversion of our Series B Preferred Stock and upon conversion or exercise of all outstanding options and warrants within 60 days of the date hereof, and under certain definitions, may be considered an affiliate of our company. Mr. Mullin is the managing director of Marathon Hard Asset Fund, L.P. Of the 4,000,002 shares beneficially owned by Mr. Mullin, all of the shares are held in the name of Marathon Hard Asset Fund, L.P.

(11)
Richard A. Oshins, trustee of the Richard A. Oshins 1995 Irrevocable Trust and the Richard A. Oshins 1990 Irrevocable Trust, is married to Ruth S. Oshins, trustee of the Ruth S. Oshins 2000 Irrevocable Trust, and is the father of Benjamin Oshins and Edward H. Oshins, trustees of the Benjamin Oshins Bypass Trust and the Edward H. Oshins Revocable Trust, respectively. Richard A. Oshins disclaims beneficial owners ship of Ruth S. Oshins’, Benjamin Oshins’, and Edward H. Oshins’ beneficial shares.

(12)
Mr. Lackland has been a Director of the Company since August 2007 and the Chief Financial Officer of the Company since October 2004. Indicates a person that has, within the past three years, served as an employee, officer or director of the company. Mr. Lackland beneficially owns a total of 2,976,026 commons shares and common shares issuable upon the conversion of our Series B Preferred Stock and upon exercise of stock options and warrants.

(13)	Sharon Strasser is married to the Company’s Chief Executive Officer, Steven Strasser. Mr. Strasser disclaims beneficial ownership of Mrs. Strasser’s Shares.

(14)	Patricia Schwartz is married to David Schwartz. Mrs. Schwartz disclaims beneficial ownership to Mr. Schwartz’s shares.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common and preferred stock and related provisions of our articles of incorporation and our bylaws, as will be in effect upon the closing of this offering. This summary is not complete. For more detailed information, please see our articles of incorporation, bylaws and related agreements, which are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue up to 140,000,000 shares of common stock. As of April 27, 2010 there were 45,077,984 shares of common stock issued and outstanding.  Each holder of issued and outstanding shares of our common stock will be entitled to one vote per share on all matters submitted to a vote of our stockholders. Holders of shares of our common stock do not have cumulative voting rights. Therefore, the holders of more than 50% of the shares of our common stock will have the ability to elect all of our directors.

Holders of our common stock are entitled to share ratably in dividends payable in cash, property or shares of our capital stock, when, as and if declared by our Board of Directors. We do not currently expect to pay any cash dividends on our common stock. Upon our voluntary or involuntary liquidation, dissolution or winding up, any assets remaining after prior payment in full of all of our liabilities and after prior payment in full of the liquidation preference of any preferred stock would be paid ratably to holders of our common stock.

Options to Purchase Common Stock

The following table describes the options to purchase shares of our common stock that are outstanding as of April 27, 2010, and that will be outstanding immediately following the offering:

	Total Number of Shares Underlying Options Before this	Weighted Average Exercise Price Per Share Before This	Total Number of Shares Underlying Options After	Weighted Average Exercise Price For Shares After this
Description	Offering	Offering	This Offering	Offering
2000 Stock Option and Restricted Stock Plan	16,197,396	$0.35	16,197,396	$0.35
1994 Stock Option Plan	-	$-	-	$-
Total	16,197,396	$0.35	16,197,396	$0.35

The options also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the options in the event of stock dividends, stock splits, reorganization, reclassifications and consolidation.

Warrants to Purchase Common Stock

As of the date hereof, there are, and following this offering there will be, 31,447,563 warrants outstanding with exercise prices ranging from $0.11 to $2.17 with expiration dates ranging from July 7, 2010 through February 23, 2015.

Certain of the warrants have net exercise provisions under which their respective holders may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common stock after deduction of the aggregate exercise price. These warrants also contain provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon exercise of the warrants in the event of stock dividends, stock splits, reorganization, reclassifications and consolidations.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, $.001 par value per share. As of April 27, 2010, 140,000 shares of preferred stock have been designated as Series B Preferred, 125,000 shares of preferred stock have been designated as Series C Preferred Stock and 175,000 shares of preferred stock have been designated as Series C-1 Preferred Stock.  As of such date all such shares of Series B Preferred Stock are issued and outstanding, no shares of Series C Preferred Stock are issued and outstanding and 32,750 shares of Series C-1 Preferred Stock are issued and outstanding.

Series B Preferred Stock

The Series B Preferred Stock votes with the common stock on an as-converted basis, and is entitled to dividends at a rate of 8% per annum, payable in cash or common stock only when, or if, declared by our Board of Directors.

Each share of Series B Preferred Stock is initially convertible into 100 shares of our common stock at any time at the option of the stockholder. The shares of Series B Preferred Stock are automatically converted into common stock in the event the average closing price of the common stock for any ten day period equals or exceeds $1.00 per share.

The Certificate of Designations of the Series B Preferred Stock provides that in the event we issue stock in connection with a dividend, distribution, classification, merger or consolidation of the number of shares of common stock that the Series B Stock is convertible into will be adjusted accordingly.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series B Preferred Stock will be entitled to be paid pari passu with any other series of preferred stock equal to the Series B Preferred Stock.

Series C Preferred Stock

The Series C Preferred Stock votes with the common stock on an as-converted basis, and is entitled to dividends at a rate of 8% per annum, payable in cash or common stock only when, or if, declared by our Board of Directors.

Each share of Series C Preferred Stock is initially convertible into 100 shares of our common stock at any time at the option of the stockholder. The shares of Series C Preferred Stock are automatically converted into common stock in the event the average closing price of the common stock for any ten day period equals or exceeds $1.00 per share.

The Certificate of Designation of the Series C Preferred Stock provides that in the event we issue stock in connection with a dividend, distribution, classification, merger or consolidation of the number of shares of common stock that the Series C Stock is convertible into will be adjusted accordingly.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series C Preferred Stock will be entitled to be paid pari passu with any other series of preferred stock equal to the Series C Preferred Stock.

As described below, all shares of Series C Preferred Stock were converted into shares of Series C-1 Preferred Stock in connection with such offering.

Series C-1 Preferred Stock

The Series C-1 Preferred Stock votes with the common stock on an as-converted basis, and is entitled to dividends at a rate of 8% per annum, payable in cash or common stock only when, or if, declared by our Board of Directors.

Each share of Series C-1 Preferred Stock is initially convertible into 133 shares of our common stock at any time at the option of the stockholder. The shares of Series C-1 Preferred Stock are automatically converted into common stock in the event the average closing price of the common stock for any ten day period equals or exceeds $1.00 per share.

The Certificate of Designation of the Series C-1 Preferred Stock provides that in the event we issue stock in connection with a dividend, distribution, classification, merger or consolidation of the number of shares of common stock that the Series C-1 Stock is convertible into will be adjusted accordingly.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, holders of each outstanding share of Series C-1 Preferred Stock will be entitled to be paid pari passu with any other series of preferred stock equal to the Series C-1 Preferred Stock.

Registration Rights

Pursuant to the offering which terminated on January 21, 2008, we are obligated to (i) use reasonable best efforts to register by March 21, 2008, the shares of common stock issuable upon the conversion of our Series B Preferred Stock and warrants in a registration statement to be filed by us with the Securities and Exchange Commission and (ii) use our best efforts to cause such registration statement to be declared effective by the Commission by May 20, 2008 and to remain effective without any lapse of 30 or more consecutive days.

Certain Statutory and Charter Provisions Relating to a Change of Control

We are subject to the provisions of Section 203 of the DGCL. In general, this provision prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder.

A “business combination” includes a merger, asset sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person, other than the corporation and any direct or indirect wholly-owned subsidiary of the corporation, who together with the affiliates and associates, owns or, as an affiliate or associate, within three years prior, did own 15% or more of the corporation's outstanding voting stock.

This prohibition is lifted if:

•	prior to such date, the corporation's Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in such person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding, shares owned by certain directors or certain employee stock plans; or

•
on or after the date the stockholder became an interested stockholder, the business combination is approved by the corporation's Board of Directors and authorized by the affirmative vote, and not by written consent, of at least two-thirds of the outstanding voting stock of the corporation excluding that owned by the interested stockholder.

Section 203 expressly exempts from the requirements described above any business combination by a corporation with an interested stockholder who becomes an interested stockholder in a transaction approved by the corporation's Board of Directors.

Rule 144

Of the 45,077,984 shares of the Company’s common stock outstanding on the date of this report, 33,547,157 shares are freely trading in the market place (the “Free Trading Shares”). The Free Trading Shares are comprised mostly of shares (1) originally issued in private offerings of common stock from June through March 2007, that were later registered in the Company’s S-1 Registration Statement (the “Registration Statement”), declared effective on October 10, 2008 and (2) shares originally issued in transactions exempt from registration under the Securities Act.

The remaining 11,530,927 shares of our common stock outstanding are restricted securities as defined in Rule 144 and under certain circumstances may be resold without registration pursuant to Rule 144.  These shares include the 9,968,910 shares held by Summit and Steven Strasser in the aggregate, and 1,561,917 shares held by directors and insiders.

In addition, the Company had approximately 31,447,563 common stock purchase warrants outstanding and approximately 16,197,396 common stock options outstanding as of the date of this report, including the warrants issued in connection with the private offer and sale of preferred stock units in 2008 and 2009 (See Note 15 to the Financial Statements).  The shares issuable on exercise of the options and warrants may, under certain circumstances, be available for public sale in the open market under the Registration Statement or pursuant to Rule 144, subject to certain limitations.

In general, pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated stockholder (or stockholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated stockholders may sell without such limitations, provided we are current in our public reporting obligations.  Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction.  Any substantial sale of the common stock pursuant to Rule 144 may have an adverse effect on the market price of the Company’s shares.

Transfer Agent and Registrar

The transfer agent for our common stock is Continental Stock Transfer and Trust, located at 17 Battery Place, New York, New York, 10004.

PLAN OF DISTRIBUTION

Our common stock is currently traded on the OTC Bulletin Board.

All of the shares of our common stock included in this prospectus are for sale by the selling stockholders. We will not receive any proceeds from the sale by the selling stockholders of the shares of common stock pursuant to this prospectus which are already owned by them, or which are to be issued to them upon their conversion of shares of our convertible preferred stock. We will receive cash proceeds from the issuance of shares to selling stockholders on exercise of options or warrants, but not from the resale of any such shares.

The selling stockholders and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144, if available, rather than under this prospectus.

NASD Notice to Members 88-101 states that in the event a selling stockholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling stockholders shares are and will be held, including location of the particular accounts;

•
whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling stockholders, including details regarding any such transactions; and

•
in the event any of the securities offered by the selling stockholders are sold, transferred, assigned or hypothecated by any selling stockholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholders has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. If any of the selling stockholders enter into an agreement with an underwriter to do a firm commitment offering of the shares of our common stock offered by such selling stockholder through this prospectus, if we are aware of such underwriting agreement we will file a post-effective amendment to the registration statement of which this prospectus is a part setting forth the material terms of such underwriting agreement. The selling stockholder may not sell any of the shares in such firm underwriting until such post-effective amendment becomes effective.

Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

We do not know whether any selling stockholder will sell any or all of the shares of common stock registered by the registration statement of which this prospectus forms a part.

We will pay all expenses of the registration of the shares of common stock offered pursuant to this prospectus including SEC filing fees and expenses of compliance with state securities or "blue sky" laws, except that the selling stockholders will pay any underwriting discounts and selling commissions for the sale of their shares. We expect that our expenses for this offering, consisting primarily of legal, accounting and printing expenses, will be approximately $59,201.

We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with registration rights and other agreements entered into by us with the selling stockholders, or the selling stockholders will be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, by any of the selling stockholders, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2009, and for the year then ended, included in this Prospectus have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm (the report contains an explanatory paragraph regarding the Company's ability to continue as a going concern) appearing elsewhere herein, given on the authority of said firm as experts in auditing and accounting.

The balance sheet as of December 31, 2008 and the related statements of operations, changes in stockholders’ equity and cash flows for the years ended December 31, 2008 included in this Prospectus have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 3 to the financial statements) of Sobel & Co., LLC, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

(a) Dismissal of Certifying Accountant

On April 23, 2009, we dismissed Sobel & Co., LLC (“Sobel”) as our independent registered public accounting firm.  Our audit committee approved the termination of Sobel.

Sobel’s audit report dated March 30, 2009 (which was included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008) on our consolidated financial statements as of, and for the years ended, December 31, 2008 and December 31, 2007, did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles, except the audit report contained a separate paragraph stating:

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations.  These matters raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 3.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

During our two most recent fiscal years and the subsequent interim period through April 23, 2009, there were no disagreements with Sobel on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreement, if not resolved to Sobel’s satisfaction, would have caused Sobel to make reference to the subject matter of the disagreement in connection with its report. There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during our two most recent fiscal years and the subsequent interim period through April 23, 2009.

We provided Sobel with a copy of the foregoing disclosures and requested Sobel to furnish us a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements.  Such letter states Sobel’s agreement with the foregoing statements.

(b) Engagement of New Certifying Accountant

On April 27, 2009, our audit committee approved the engagement of BDO Seidman, LLP (“BDO Seidman”) as our new independent registered public accounting firm. We have not consulted with BDO Seidman during our two most recent fiscal years or during the subsequent interim period through April 27, 2009 regarding the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on our financial statements, or as to any disagreement or reportable event as described in Item 304(a)(1)(iv) and Item 304(a)(1)(v) of Regulation S-K.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of the registration statement filed on Form S-1 with the SEC. The registration statement contains more information about us and our common stock than this prospectus, including exhibits and schedules. You should refer to the registration statement for additional information about us and our common stock being offered in this prospectus. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, each statement is qualified in all respects by reference to the exhibit to which the reference relates.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, file reports and other information with the SEC. You may read and copy any document that we file at the SEC's public reference facilities at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for more information about its public reference facilities. Our SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov. Information about us may be obtained from our website www.powerefficiencycorp.com. Copies of our SEC filings are available free of charge on the website as soon as they are filed with the SEC through a link to the SEC's EDGAR reporting system. Simply select the "Investors" menu item, then click on the "SEC Filings" link.

POWER EFFICIENCY CORPORATION

FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

POWER EFFICIENCY CORPORATION

DECEMBER 31, 2009 AND 2008

INDEX

Page

Reports of Independent Registered Public Accounting Firms	F-1 – F-2

Financial Statements:

Balance Sheets	F-3

Statements of Operations	F-4

Statements of Changes in Stockholders' Equity	F-5

Statements of Cash Flows	F-6

Notes to Financial Statements	F-7 - F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Power Efficiency Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheet of Power Efficiency Corporation as of December 31, 2009 and the related statement of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation at December 31, 2009 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/BDO Seidman LLP

Las Vegas, Nevada
March 30, 2010

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Power Efficiency Corporation
Las Vegas, Nevada

We have audited the accompanying balance sheet of Power Efficiency Corporation, (a Delaware corporation) (the "Company") as of December 31, 2008, and the related statements of operations, changes in stockholders' equity, and cash flows for each of the year ended December 31, 2008.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Power Efficiency Corporation at December 31, 2008 and the results of its operations and its cash flows for the years ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations, and the Company has experienced a deficiency of cash from operations.  These matters raise substantial doubt as to the Company's ability to continue as a going concern.  Management's plans in regard to these matters are also discussed in Note 2.  The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/Sobel & Co., LLC
Certified Public Accountants

March 30, 2009
Livingston, New Jersey

POWER EFFICIENCY CORPORATION
BALANCE SHEETS

	December 31,
	2009	2008
ASSETS

CURRENT ASSETS:
Cash	$247,564	$2,100,013
Accounts receivable, net of allowance of $28,861 in 2009 and $26,082 in 2008	66,143	44,159
Inventories	281,253	246,020
Prepaid expenses	36,437	47,165
Total Current Assets	631,397	2,437,357

PROPERTY AND EQUIPMENT, Net	86,533	144,967

OTHER ASSETS:
Deposits	26,914	38,206
Patents, net	86,342	64,711
Goodwill	1,929,963	1,929,963
Total Other Assets	2,043,219	2,032,880

	$2,761,149	$4,615,204

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$722,195	$555,789
Warrant liability	828,827	-
Total Current Liabilities	1,551,022	555,789

LONG-TERM LIABILITIES:
Deferred rent	8,918	12,668
Deferred tax liability	399,567	-
Total Long-Term Liabilities	408,485	12,668

Total Liabilities	1,959,507	568,457

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series B and Series C-1 Convertible Preferred Stock, $0.001 par value 10,000,000 shares authorized, 170,250 issued and outstanding in 2009 and 140,000 issued and outstanding in 2008	170	140
Common stock, $0.001 par value, 140,000,000 shares authorized, 44,825,883 shares issued and oustanding in 2009 and 43,255,441 shares issued and oustanding in 2008	44,826	43,256

Additional paid-in capital	36,797,628	35,307,119
Accumulated deficit	(36,040,982)	(31,303,768)
Total Stockholders' Equity	801,642	4,046,747

	$2,761,149	$4,615,204

See notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2009	2008

REVENUES	$283,990	$480,513

COMPONENTS OF COST OF SALES:
Material, labor and overhead	223,762	356,942
Inventory obsolesence expense	-	40,758
Total Cost of Sales	223,762	397,700

GROSS PROFIT	60,228	82,813

COSTS AND EXPENSES:
Selling, general and administrative	2,649,733	3,032,733
Research and development	953,004	1,016,158
Depreciation and amortization	66,589	74,539
Total Costs and Expenses	3,669,326	4,123,430

LOSS FROM OPERATIONS	(3,609,098)	(4,040,617)

OTHER INCOME (EXPENSE):
Interest income	15,294	104,684
Change in fair value of warrant liability	(514,089)	-
Total Other Income (Expenses), Net	(498,795)	104,684

LOSS BEFORE PROVISION FOR TAXES	(4,107,893)	(3,935,933)

PROVISION FOR TAXES	(60,815)	(12,271)

NET LOSS	(4,168,708)	(3,948,204)

DIVIDENDS PAID OR PAYABLE ON SERIES B. SERIES C AND
SERIES C-1 CONVERTIBLE PREFERRED STOCK	1,270,984	545,800

NET LOSS ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(5,439,692)	$(4,494,004)

BASIC AND FULLY DILUTED LOSS PER COMMON SHARE	$(0.13)	$(0.11)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	43,390,464	40,909,504

See notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
YEAR ENDED DECEMBER 31, 2009 AND 2008

					Additional		Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, January 1, 2008	40,367,523	$40,368	134,400	$134	$33,741,902	$(26,809,764)	$6,972,640
Issuance of common stock	40,000	40	-	-	7,960	-	8,000
Issuance of preferred stock	-	-	5,600	6	279,994	-	280,000
Common stock dividends paid	2,729,000	2,729	-	-	543,071	(545,800)	-
Common stock issued upon exercise of options and warrants	118,918	119	-	-	(119)	-	-
Warrants and options issued with common stock and debt and to employees and consultants, including debt discount	-	-	-	-	765,504	-	765,504
Expenses related to issuance of preferred and common stock	-	-	-	-	(31,193)	-	(31,193)
Net loss	-	-	-	-	-	(3,948,204)	(3,948,204)
Balance, December 31, 2008	43,255,441	43,256	140,000	140	35,307,119	(31,303,768)	4,046,747
Cumulative effect of change in accounting for warrant liability	-	-	-	-	(1,433,954)	1,052,099	(381,855)
Cumulative effect of deferred tax provision	-	-	-	-	-	(349,621)	(349,621)
Adjusted opening balance, January 1, 2009	43,255,441	43,256	140,000	140	33,873,165	(30,601,290)	3,315,271
Issuance of preferred stock	-	-	30,250	30	620,063	-	620,093
Warrants issued with preferred stock	-	-	-	-	657,024	-	657,024
Preferred stock dividends recognized on beneficial conversion features of preferred stock issuances	-	-	-	-	589,907	(589,907)	-
Expenses related to issuances of preferred stock	-	-	-	-	(27,181)	-	(27,181)
Common stock issued upon cashless exercise of options and warrants	18,781	19	-	-	(19)	-	-
Warrants and options issued to employees and consultants	-	-	-	-	405,143	-	405,143
Preferred stock dividends paid or payable in comon stock	1,551,661	1,551	-	-	679,526	(681,077)	-
Net loss	-	-	-	-	-	(4,168,708)	(4,168,708)
Balance, December 31, 2009	44,825,883	$44,826	170,250	$170	$36,797,628	$(36,040,982)	$801,642

See notes to financial statements.

POWER EFFICIENCY CORPORATION
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2009	2008
CASH FLOWS PROVIDED BY (USED FOR):
OPERATING ACTIVITIES:
Net loss	$(4,168,708)	$(3,948,204)
Adjustments to reconcile net loss to net cash used for operating activities:
Bad debt expense	8,149	7,770
Inventory obsolescense expense	-	40,758
Depreciation and amortization	66,589	74,539
Loss on disposition of fixed assets	3,097	-
Warrants and options issued in connection with services from vendors and to employees and consultants	405,143	765,504
Change in fair value of warrant liability	514,089	-
Common Stock issued for consulting services	-	7,960
Deferred tax provision	49,946	-
Changes in certain assets and liabilities:
Accounts receivable	(30,133)	57,323
Inventory	(35,233)	(155,016)
Prepaid expenses	10,728	(5,869)
Deposits	11,292	84,057
Accounts payable and accrued expenses	166,405	(30,669)
Customer deposits	-	(1,605)
Deferred rent	(3,750)	605
Net Cash Used for Operating Activities	(3,002,386)	(3,102,847)

INVESTING ACTIVITIES:
Costs related to patent applications	(24,174)	(27,507)
Purchase of property, equipment and other assets	(9,601)	(104,857)
Sale of property, equipment and other assets	893	-
Net Cash Used for Investing Activities	(32,882)	(132,364)

FINANCING ACTIVITIES:
Proceeds from issuance of equity securities, net of costs	1,182,819	248,846
Net Cash Provided by Financing Activities	1,182,819	248,846

DECREASE IN CASH	(1,852,449)	(2,986,365)

CASH
Beginning of year	2,100,013	5,086,378

End of year	$247,564	$2,100,013

See notes to financial statements.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1  -  NATURE OF BUSINESS:

Power Efficiency Corporation ("Power Efficiency" and/or the "Company"), is incorporated in Delaware.  Power Efficiency designs, develops, markets and sells proprietary solid state electrical devices designed to reduce energy consumption in alternating current induction motors.  Alternating current induction motors are commonly found in industrial and commercial facilities throughout the world.  The Company currently has one principal and proprietary product: the three phase Motor Efficiency Controller, which is used in industrial and commercial applications, such as rock crushers, granulators, and escalators.  Additionally, the Company has developed a digital single phase controller in preparation for working with Original Equipment Manufacturers (“OEMs”) to incorporate the technology into their equipment.

The Company's primary customers have been OEMs and commercial accounts located throughout the United States of America and various countries.

Power Efficiency formed Design Efficient Energy Services, LLC, a Delaware limited liability company.  This entity was formed to obtain energy grants and rebates for customers of the Company from state governmental bodies.  Design Efficient Energy Services, LLC has been inactive since inception.

NOTE 2  -  GOING CONCERN:

The accompanying financial statements have been prepared assuming the Company is a going concern, which assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business.  The Company has suffered recurring losses from operations, and the Company experienced a $3,002,386 deficiency of cash from operations in 2009 and lacks sufficient liquidity to continue its operations.

These factors raise substantial doubt about the Company's ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount of liabilities that might be necessary should the Company be unable to continue in existence.  Continuation of the Company as a going concern is dependent upon achieving profitable operations.  Management's plans to achieve profitability include developing new products, obtaining new customers and increasing sales to existing customers.  Management is seeking to raise additional capital through equity issuance, debt financing or other types of financing.  However, there are no assurances that sufficient capital will be raised.  If we are unable to obtain it on reasonable terms, we would be forced to restructure, file for bankruptcy or cease operations.

NOTE 3  -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results may differ from those estimates.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Inventories:
Inventories are valued at the lower of cost or market using the first-in, first-out cost flow assumption.  The Company reviews inventory for impairments to net realizable value whenever circumstances arise.  Such circumstances may include, but are not limited to, the discontinuation of a product line or re-engineering certain components making certain parts obsolete.  Management has determined a reserve for inventory obsolescence was not necessary at December 31, 2009 or 2008.

As of December 31, inventories are comprised as follows:

	2009	2008
Raw materials	$175,806	$178,698
Finished Goods	105,447	67,322
Inventories	$281,253	$246,020

Accounts Receivable:
The Company carries its accounts receivable at cost less an allowance for doubtful accounts and returns.  On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions.  The Company recorded an allowance for doubtful accounts of $28,861 and $26,082 as of December 31, 2009 and 2008, respectively.

Research and Development:
Research and development expenditures are charged to expense as incurred.

Property, Equipment and Depreciation:
Property and equipment are stated at cost.  Maintenance and repairs are expensed as incurred, while betterments are capitalized.  Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 7 years.  Property and equipment are reviewed for impairment whenever events or circumstances indicate that the carrying amount of assets is not recoverable.

Website:
Website development, maintenance and hosting costs are charged to expense as incurred.

Shipping and Handling Costs:
The Company bills customers for freight.  Actual costs for shipping and handling are included as a component of cost of sales.

Patents:
Costs associated with applying for U.S. patents based upon technology developed by the Company are capitalized.  At the time the patented technologies are used in the business, the asset will be amortized on a straight line basis, over the remaining term of the patent.  If no patent is issued, these costs will be expensed in the period when it is determined that no patent will be issued.

Deferred Rent:
The Company accounts for rent expense on a straight-line basis for financial reporting purposes.  The difference between cash payments and rent expense is included in deferred rent.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Fair Value Measurements:
We measure fair value in accordance with FASB ASC 820-10, Fair Value Measurements and Disclosures (prior authoritative literature: FASB SFAS No. 157, Fair Value Measurements, issued September 2006) (“FASB ASC 820-10 (SFAS 157)”).  FASB ASC 820-10 (SFAS No. 157) emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820-10 (SFAS No. 157) establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). The Company has applied FASB ASC 820-10 (SFAS 157) to recognize the liability related to its derivative instruments at fair value and to determine fair value for purposes of testing goodwill for impairment.

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which is typically based on an entity’s own assumptions about market participants’ assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Liabilities measured at fair value on a recurring basis include warrant liabilities resulting from an equity financing in 2005 (see Note 10).  In accordance with FASB ASC 820-10 (SFAS 157), the warrant liabilities are being remeasured to fair value each quarter until they all expire.  The warrants are valued using the Black-Scholes option pricing model, using observable and unobservable assumptions (Level 3) consistent with our application of FASB ASC 718 (SFAS 123(R)).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Revenue Recognition:
Revenue from product sales is recognized when pervasive evidence of an arrangement exists, delivery has occurred, the price to the buyer is fixed or determinable, and collectability is reasonably assured.  Returns and other sales adjustments (warranty accruals, discounts and shipping credits) are provided for in the same period the related sales are recorded.

Loss Per Common Share:
Loss per common share is determined by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the year.  Diluted loss per common share is equivalent to basic loss per common share and is presented on the statement of operations.

Accounting for Stock Based Compensation:
The Company accounts for employee stock options as compensation expense, in accordance with FASB ASC 718, Share-Based Payments (Prior authoritative literature: FASB SFAS No. 123(R), Share-Based Payments (“SFAS 123(R)”)).  FASB ASC 718 (SFAS 123(R)) requires companies to expense the value of all employee stock options and similar awards. In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be materially different from what we have recorded in the current period.  The impact of applying FASB ASC 718 (SFAS 123(R)) approximated $405,000 and $766,000 in compensation expense during the years ended December 31, 2009 and 2008, respectively.  Such amounts are included in research and development expenses and selling, general and administrative expense on the statement of operations.  The Company issues new authorized, unissued shares upon exercise of stock options.

Product Warranties:
The Company warranties its products for two years.  Estimated product warranty expenses are accrued in cost of sales at the time the related sale is recognized. Estimates of warranty expenses are based primarily on historical warranty claim experience. Warranty expenses include accruals for basic warranties for products sold.  While management believes our estimates are reasonable, an increase or decrease in submitted warranty claims could affect warranty expense and the related current and future liability.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Provision for Income Taxes:
The Company utilizes the asset and liability method of accounting for income taxes pursuant to FASB ASC 740 Accounting for Income Taxes (Prior authoritative literature FASB SFAS No. 109, Accounting for Income Taxes (“SFAS 109”)), which requires the recognition of deferred tax assets and liabilities for both the expected future tax impact of differences between the financial statement and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards.  FASB ASC 740 (SFAS 109) additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.  We have reported net operating losses for consecutive years, and do not have projected taxable income in the near future.  This significant evidence causes our management to believe a full valuation allowance should be recorded against the deferred tax assets.

Goodwill:
FASB ASC 350, Goodwill and Other Intangible Assets (Prior authoritative literature: FASB SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), requires that goodwill shall not be amortized.  At a minimum, goodwill is tested for impairment, on an annual basis by the Company, or when certain events indicate a possible impairment, utilizing a two-step test, as described in FASB ASC 350 (SFAS 142).  A significant impairment could have a material adverse effect on our financial condition and results of operations.  No impairment charges were recorded in 2009 or 2008.

The first part of the test is to compare the Company’s fair market value to the book value of the Company as of the date of the test.  If the fair market value of the Company is greater than the book value, no impairment exists as of the date of the test.  However, if book value exceeds fair market value, the Company must perform part two of the test, which involves recalculating the implied fair value of goodwill by repeating the acquisition analysis that was originally used to calculate goodwill, using purchase accounting as if the acquisition happened on the date of the test, to calculate the implied fair value of goodwill as of the date of the test.

Advertising:
Advertising costs are expensed as incurred.  Advertising expenses were $4,553 and $48,987 for the years ended December 31, 2009 and 2008, respectively.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

New Accounting Pronouncements:
In October 2009, the Financial Accounting Standards Board issued Accounting Standards Update 2009-13, “Revenue Recognition (Topic 605) Multiple-Deliverable Revenue Arrangements, a consensus of the FASB Emerging Issues Task Force (“ASU 2009-13”).  ASU 2009-13 amends existing accounting guidance for separating consideration in multiple-deliverable arrangements.  ASU 2009-13 establishes a selling price hierarchy for determining the selling price of a deliverable.  The selling price used for each deliverable will be based on vendor-specific objective evidence if available, third-party evidence if vendor-specific evidence is not available, or estimated selling price if neither vendor-specific evidence nor third-party evidence is available.  ASU 2009-13 eliminates residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the “relative selling price method.”  The relative selling price method allocates any discount in the arrangement proportionately to each deliverable on the basis of each deliverable’s selling price.  ASU 2009-13 requires that a vendor determine its best estimate of selling price in a manner that is consistent with that used to determine the price to sell the deliverable on a stand-alone basis.  ASU 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier adoption permitted.  We have not yet determined the impact of the adoption of ASU 2009-13 on our consolidated financial statements.

In January 2010, the FASB issued accounting standards update (ASU) No. 2010-06, Fair Value Measurements and Disclosures (Topic 820)—Improving Disclosures about Fair Value Measurements (ASU No. 2010-06). ASU No. 2010-06 requires: (1) fair value disclosures of assets and liabilities by class; (2) disclosures about significant transfers in and out of Levels 1 and 2 on the fair value hierarchy, in addition to Level 3; (3) purchases, sales, issuances and settlements be disclosed on gross basis on the reconciliation of beginning and ending balances of Level 3 assets and liabilities; and (4) disclosures about valuation methods and inputs used to measure the fair value of Level 2 assets and liabilities. ASU No. 2010-06 becomes effective for the first financial reporting period beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements of Level 3 assets and liabilities which will be effective for fiscal years beginning after December 15, 2010. We are currently assessing what impact, if any, ASU No. 2010-06 will have on our fair value disclosures; however, we do not expect the adoption of the guidance provided in this codification update to have any material impact on our consolidated financial statements.

Financial Statement Reclassifications:
Certain reclassifications have been made to the 2008 financial statements in order for them to conform to the 2009 financial statement presentation.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 4  -  PREPAID EXPENSES:

As of December 31, prepaid expenses assets are comprised as follows:

	2009	2008
Prepaid insurance	$5,634	$10,192
Other prepaid expenses	30,803	36,973
Prepaid expenses	$36,437	$47,165

NOTE 5  -  PROPERTY AND EQUIPMENT:

At December 31, property and equipment is comprised as follows:

	2009	2008
Machinery and equipment	$205,797	$253,976
Office furniture and equipment	20,113	20,113
	225,910	274,089
Less: Accumulated depreciation	139,377	129,122
Property and equipment, net	$86,533	$144,967

Depreciation for the years ended December 31, 2009 and 2008 amounted to $64,045 and $71,996, respectively.

NOTE 6  -  GOODWILL:

In accordance with FASB ASC 350, Goodwill and Other Intangible Assets (Prior authoritative literature: FASB SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”), previously recognized goodwill was tested by management for impairment during 2009 and 2008 utilizing a two-step test.  At a minimum, an annual goodwill impairment test is required, or when certain events indicate a possible impairment.

The first part of the test is to compare the Company’s fair market value to the book value of the Company).  If the fair market value of the Company is greater than the book value, no impairment exists as of the date of the test.  However, if book value exceeds fair market value, the Company must perform part two of the test, which involves recalculating the implied fair value of goodwill by repeating the acquisition analysis that was originally used to calculate goodwill, using purchase accounting as if the acquisition happened on the date of the test, to calculate the implied fair value of goodwill as of the date of the test.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company has no accumulated impairment losses on goodwill.  The Company’s impairment analysis is performed on December 31 each year, on the Company’s single reporting unit.  Using the Company’s market capitalization (based on Level 1 inputs), management determined that the estimated  fair market value substantially exceeded the company’s book value as of December 31, 2009 and 2008.  Based on this, no impairment exists as of December 31, 2009 and 2008.

NOTE 7  -  INTANGIBLE ASSETS:

Intangible assets subject to amortization consist of the following at December 31:

	2009	2008
Patents	$101,283	$77,109
Less: Accumulated amortization	14,941	12,398
Intangible Assets, Net	$86,342	$64,711

Amortization expense in 2009 and 2008 amounted to $2,542 for each year.

During 2009 and 2008, the Company capitalized approximately $24,000 and $28,000 in expenses related to patent filings, respectively.  The Company will begin amortizing these costs over the life of the patent, once the patented technologies are used in the business.

Amortization expense expected in the succeeding five years for the Company’s existing patents is as follows:

2010	$2,542
2011	2,542
2012	2,542
2013	2,542
2014	2,542
Thereafter	73,632
$86,342

NOTE 8  -  CONCENTRATIONS OF CREDIT RISKS:

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and temporary cash investments and accounts receivable.

The Company maintains cash balances with commercial banks which at times may be in excess of the insured limits.

Sales and accounts receivable currently are from a relatively small number of customers of the Company's products.  The Company closely monitors extensions of credit.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Four customers accounted for approximately 71% of 2009 sales and 79% of accounts receivable at December 31, 2009.  One of these customers accounted for 49% of 2009 sales and 42% of accounts receivable at December 31, 2009. Four customers accounted for approximately 82% of 2008 sales and 21% of accounts receivable at December 31, 2008.  One of these customers accounted for 60% of 2008 sales and 10% of accounts receivable at December 31, 2008.

International sales as a percentage of total revenues were 1% and 1% for each of the years ended December 31, 2009 and 2008.

NOTE 9  -  PROVISION FOR TAXES:

The income tax provision is summarized as follows:

	Year Ended December 31, 2009	Year Ended December 31, 2008
Current
Federal	$-	$-
State	10,869	12,271
Total current	10,869	12,271

Deferred
Federal	48,308	-
State	1,638	-
Total deferred	49,946	-

Total tax expense	$60,815	$12,271

Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating losses and tax credit carryforwards.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The tax effects of significant items comprising the Company’s deferred taxes are as follows:

	December 31, 2009	December 31, 2008
Deferred tax assets:
Accrued expenses	$10,145	$9,169
Net operating losses	10,351,295	9,998,009
Stock based compensation	503,494	-
Tax credits	48,390	48,390

Total deferred tax assets	10,913,324	10,055,568

Deferred tax liabilities:
Goodwill	(399,567)	(349,621)
Fixed asset basis differences	(16,062)	(22,337)

Total deferred tax liabilities	(415,629)	(371,958)

Preliminary net deferred tax asset	10,497,695	9,683,610
Less: valuation allowance for deferred tax asset	(10,897,262)	(9,683,610)

Net deferred tax liability	$(399,567)	$-

The valuation allowance increased by $1.2 million during 2009 and $1.4 million during 2008 primarily due to losses from current operations.  Approximately $349,000 of the change during 2009 was related to the prior year tax provision error discussed in Note 18.

As of December 31, 2009 and 2008, the Company has available, on a federal tax basis, net operating loss carryforwards of approximately $29.5 million and $26.1 million, respectively.  These net operating losses expire beginning 2020 through 2029.

FASB ASC 740-10 (SFAS 109) requires that the tax benefit of net operating losses, temporary differences and credit carryforwards be recorded as an asset and that management assesses whether realization is “more likely than not.”  Realization of the future tax benefits is dependent of the Company’s ability to generate sufficient taxable income within the carryforward period.  Because of the Company’s history of operating losses, management believes that the recognition of the deferred tax assets arising from the above mentioned future tax benefits is currently not likely to be realized and, accordingly, has provided a valuation allowance.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

A reconciliation of the statutory tax rates for the years ended December 31 is as follows:

	2009	2008
Statutory rate	(34)%	(34)%
State income taxes – all states	(1)%	(1)%
Non-deductible stock based compensation	2%	-%
Change in fair value of warrant liability	4%	-%
True up of deferred tax balances	9%	-%
Change in valuation allowance	21%	35%

Effective tax rate	1%	-%

The Company accounts for uncertain tax positions under the provisions of FASB ASC 740-10 (FIN 48).  The Company has not identified any uncertain tax positions, nor does it believe it will have any material changes over the next 12 months.  Any interest or penalties resulting from examinations will be recognized as a component of the income tax provision.  However, since there are no unrecognized tax benefits as a result of the tax positions taken, there are no accrued interest and penalties.

In previous years, the Company did not recognize a deferred tax liability related to its amortization of goodwill for tax purposes.  The Company reviewed and revised its tax provision to include this deferred tax liability as of January 1, 2009 and for the year ended December 31, 2009.  The Company determined that the error was not material to prior years (see Note 18).

NOTE 10  -  WARRANTS:

Warrant activity during the years ended December 31, 2008 and 2009 follows:

	Warrants	Average Exercise Price
Warrants outstanding at January 1, 2008	29,013,968	$0.45
Issued during 2008	1,280,000	0.44
Exercised during 2008	(299,188)	0.20
Warrants outstanding at December 31, 2008	29,994,780	0.45
Issued during 2009	3,916,250	0.33
Canceled or Expired in 2009	(2,523,561)	0.55
Warrants outstanding at December 31, 2009	31,387,469	$0.43

During 2009, the Company issued the following warrants: 1,235,000 warrants as consulting fees to various consultants, which were valued at approximately $175,000, and expensed in accordance with each warrant’s vesting schedule, as selling, general and administrative expenses; 2,681,250 warrants to investors, in connection with the Company’s private offerings of convertible preferred stock (see Note 15), which were valued at approximately $590,000, of which 1,512,500 warrants valued at approximately $408,000 were classified in equity and 1,168,750 warrants valued at approximately $182,000 were initially classified as liabilities.  Subsequent to the grant date and upon modification, the 1,168,750 warrants were reclassified into paid-in capital at their fair value totaling $248,680 on the dates of reclassification.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

During 2008, the Company issued the following warrants: 1,000,000 warrants as consulting fees to sales consultants, which were valued at approximately $290,000.  Because these warrants vest at the discretion of the CEO, the Company did not recognize an expense for these warrants in 2009 or 2008; 280,000 warrants to investors, in connection with the Company’s private offering of convertible preferred stock (see Note 15), which were valued at approximately $90,160, and recorded as additional paid-in capital.  During 2008, the Company also expensed and included in selling general and administrative expenses, $5,153 related to warrants, which vested during 2008.  These warrants were issued in 2007 as consulting fees to a sales consultant.

The fair value of each warrant is estimated on the date of grant based on the Black-Scholes option pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested stock warrants, and the amount of vested stock warrants as a percentage of total stock warrants outstanding.

The fair value of warrants granted is estimated on the date of grant based on the weighted-average assumptions in the table below.  The assumption for the expected life is based on evaluations of historical and expected exercise behavior.  The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date.  The historical daily stock volatility of the Company’s common stock (the Company’s only class of publically traded stock) over the estimated life of the stock warrant is used as the basis for the volatility assumption.

	Years ended December 31,
	2009	2008
Weighted average risk-free rate	0.18% - 2.70%	4.06%
Average expected life in years*	3	3.5
Expected dividends	None	None
Volatility	121% - 209%	275%
Forfeiture rate	46%	43%

*	The remaining useful life of 0.52 years was used to calculate the value of warrant liability as of December 31, 2009

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Warrant Liability:
On January 1, 2009, the Company adopted FASB ASC 815, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (Prior authoritative literature: FASB EITF 07-5, Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock (“EITF 07-5”).  The Company issued 5,696,591 warrants in connection with a private offering of its common stock on July 8, 2005 and August 31, 2005.  The proceeds attributable to the warrants, based on the fair value of the warrants at the date of issuance, amounted to $1,433,954 and were accounted for as a liability and valued in accordance with FASB ASC 815 (EITF 07-5) based on an evaluation of the terms and conditions related to the warrant agreements, which provide that the exercise price of these warrants shall be reduced, if through a subsequent financing, the Company issues common stock below the lowest per share purchase price of the offering.  The warrant liability was valued at $828,827 and $381,856 as of December 31, 2009 and January 1, 2009, respectively, resulting in non-cash losses in our statement of operations of $514,089 (including the fair value adjustment of $67,118 relating to warrants reclassified to equity) for the year ended December 31, 2009.  In adopting ASC 815 (EITF 07-5), the Company recorded a $1,052,099 cumulative adjustment to opening accumulated deficit and a reduction to paid-in capital of $1,433,954 on January 1, 2009.  In each subsequent period, the Company adjusted the warrant liability to equal the fair value of the warrants at the balance sheet date.  Changes in the fair value of warrants classified as a liability are recognized in earnings.

Also, on August 12, 2009 and October 5, 2009, the Company issued 1,168,750 warrants to purchase the Company’s common stock, in conjunction with its sale of Series C Convertible Preferred Stock.  The warrant agreements drafted for these warrants inadvertently contained an anti-dilution provision, which required the warrants to be classified as a liability.  As a result, the Company initially classified $181,562 as a warrant liability.  The Company reclassified these warrants to paid-in capital upon receiving consent from each of the holders of these warrants to correct the warrant agreements to remove the anti-dilution provision.  The fair value of the warrants on the dates of reclassification totaled $248,680, resulting in an additional non-cash loss of $67,118 in our statement of operations for the year ended December 31, 2009.  On December 11, 2009, the $248,680 was reclassified to paid-in capital.

The Company has estimated the fair value of its warrant liability using the Black-Scholes option pricing model (Level 3 inputs) containing the following assumptions:  volatility 121%, risk-free rate 1.78%, term equivalent to the remaining life of the warrants.  The Company recorded a non-cash expense related to these warrants of $514,089 for the year ended December 31, 2009, which was recorded in other income (expense).

The following reconciles the warrant liability for the nine months ended December 31, 2009:

Beginning balance, January 1, 2009	$381,856
Warrants classified as liabilities in 2009	181,562
Warrants reclassified to paid-in capital in 2009	(248,680)
Changes in fair value	514,089
Ending balance, December 31, 2009	$828,827

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 11  -  STOCK OPTION PLAN:

Stock Option Plan activity during the years ended December 31, 2008 and 2009 follows:

	Shares	Average Exercise Price	Aggregate Intrinsic Value*
Options outstanding and exercisable at January 1, 2008	14,309,896	$0.36	$2,718,880
Granted during 2008	1,095,000	0.50
Cancelled during 2008	(1,825,000)	0.37
Options outstanding and exercisable at December 31, 2008	13,579,896	$0.37	$-
Granted during 2009	4,450,000	0.27
Cancelled during 2009	(485,000)	0.42
Exercised during 2009**	(70,000)	0.30	7,700
Options outstanding and exercisable at December 31, 2009	17,474,896	$0.34	$-
*    The aggregate intrinsic value represents the amount by which the market price of the Company’s common stock exceeds the average exercise price of outstanding options on a specific date, multiplied by the amount of outstanding options on that date.  If the average exercise price on the specific date exceeds the market price of the Company’s common stock, the intrinsic value is $0.
**   All options were exercised under an approved cashless exercise

Weighted average remaining contractual life at December 31, 2009, for all options is 7.69 years.

In 2000, the Company adopted the 2000 Stock Option and Restricted Stock Plan (the "2000 Plan").  On July 16, 2009, the 2000 Plan was amended and restated.  The 2000 Plan, as restated and amended, provides for the granting of options to purchase up to 25,000,000 shares of common stock.  170,000 options have been exercised cashlessly, resulting in the issuance of 78,781 common shares, to date.  There are 17,474,896 options outstanding under the 2000 Plan as of December 31, 2009.

During 2009, the Company granted 4,450,000 stock options to directors and employees at exercise prices approximating fair market value of the stock on the date of each grant.  Such issuances to directors and employees were valued at $640,170, utilizing similar factors as described below.  Stock options issued to directors vest evenly per quarter during 2009.  Stock options issued to employees vest evenly over five years from the date of issuance.  Total stock options expensed during 2009, including stock options granted in prior years which vested during the current year, totaled $229,844, of which $26,172 was expensed and included in research and development expenses, and $203,672 was expensed and included in selling, general and administrative expenses.  The fair market value of stock options issued in 2009 that has not been expensed is $591,071, and will be expensed evenly over the next four years, unless cancelled.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

During 2008, the Company granted 1,095,000 stock options to directors and employees at exercise prices approximating fair market value of the stock on the date of each grant.  Such issuances to directors and employees were valued at $237,110, utilizing similar factors as described below.  Stock options issued to directors vest evenly per quarter during 2009.  Stock options issued to employees vest evenly over five years from the date of issuance.  Total stock options expensed during 2009, including stock options granted in prior years which vested during 2008, totaled $760,350, of which a net reduction of $9,283 was recorded and included in research and development expenses for options that were cancelled during the year, and $769,633 was expensed and included in selling, general and administrative expenses.  The fair market value of stock options issued in 2008 that has not been expensed is $136,282, and will be expensed evenly over the next three years, unless cancelled.

In 1994, the Company adopted a Stock Option Plan (the "1994 Plan").  The 1994 Plan provides for the granting of options to purchase up to 71,429 shares of common stock.  No options have been exercised to date.  There are no options outstanding under the 1994 Plan, and the Company does not plan to issue any more options under this plan.

Share Based Compensation Payments:
During the year ended December 31, 2009, the Board of Directors authorized the net issuance of 4,450,000 stock options to directors and employees.  During the year ended December 31, 2008, the Board of Directors authorized the net issuance of 1,095,000 stock options to directors and employees.  The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants: average expected volatility of 161% and 275% for the years ended December 31, 2009 and 2008, respectively; average risk-free interest rate of 2.9% and 4.06% for the years ended December 31, 2009 and 2008, respectively;  expected remaining lives of 10 years; no expected dividends for the years ended December 31, 2009 and 2008; and forfeiture rates of 46% and 43% for the years ended December 31, 2009 and 2008, respectively.

The Company accounts for employee stock options as compensation expense, in accordance with FASB ASC 718 (SFAS 123(R)).  FASB ASC 718 (SFAS 123(R)) requires companies to expense the value of employee stock options and similar awards over the requisite service period.

In computing the impact, the fair value of each option is estimated on the date of grant based on the Black-Scholes options pricing model utilizing certain assumptions for a risk free interest rate; volatility; and expected remaining lives of the awards.  The assumptions used in calculating the fair value of share-based payment awards represent management's best estimates, but these estimates involve inherent uncertainties and the application of management judgment.  As a result, if factors change and the Company uses different assumptions, the Company’s stock-based compensation expense could be materially different in the future. In addition, the Company is required to estimate the expected forfeiture rate and only recognize expense for those shares expected to vest.  In estimating the Company’s forfeiture rate, the Company analyzed its historical forfeiture rate, the remaining lives of unvested options, and the amount of vested options as a percentage of total options outstanding.  If the Company’s actual forfeiture rate is materially different from its estimate, or if the Company reevaluates the forfeiture rate in the future, the stock-based compensation expense could be materially different from what we have recorded in the current period.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

Leases:
The Company leases office space, a manufacturing and warehousing facility, and a research and development facility in Las Vegas, Nevada.  The office space lease includes a payment of $11,292 per month, plus annual increases of 3% per year, which includes all cleaning and utilities, except phone and internet service.  The term of the lease is five years.

The Company also leases a manufacturing and warehouse facility and a research and development facility.  The lease includes a payment of $3,600, plus common area maintenance charges, per month.  The term of the lease is three years and one month.

Minimum future rentals are as follows:

Year
2010	177,091
2011	12,688
$189,779

Rent expense, including base rent and additional charges, for the year ended December 31, 2009 and 2008 was $205,160 and $212,742, respectively.

Patent License Agreements:
The Company was an exclusive licensee pursuant to a patent license agreement of certain power factor controller technology owned by the United States, as represented by the National Aeronautics and Space Administration (NASA).  This license agreement covered the United States of America and its territories and possessions on an exclusive basis and foreign sales on a non-exclusive basis.  Such license agreement did not require the Company to pay royalties to NASA in connection with the Company's sale of products employing technology utilizing the licensed patents.  The agreement terminated on December 16, 2002 upon the expiration of all of the licensed patents.

The Company filed and received its own patent (No. 5.821.726) on the Company’s analog technology, that expires in 2017 that management believes will protect the Company's intellectual property position.  The Company has also filed three utility patents in new inventions associated with the development of its digital products, which are all pending approval with the U.S. Patent and Trademark Office.  The costs associated with these patents are capitalized and presented in the balance sheet.

Software User License Agreements:
In 2009, the Company entered into an agreement to purchase software licenses for accounting, manufacturing and CRM software.  The commitment of the software license agreement is approximately $28,000 in 2010 and $27,000 in 2009.  These amounts will be/are included net of amortization in prepaid expenses on the face of the balance sheet.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Litigation:
The Company is currently involved in a lawsuit against one of its former directors, who was also an employee of the Company, as well as the company the former director formed (collectively, the “Defendants”).  The Company filed this action against the Defendants for misappropriation of trade secrets, false advertising, defamation/libel and other claims primarily arising from the Defendant’s use of the Company’s confidential and proprietary information in the development and marketing of motor control products.  The Company seeks a temporary retraining order, preliminary injunction, permanent injunction, damages, exemplary damages, attorneys’ fees and costs against the Defendants.  The Company’s original complaint was filed on November 25, 2008, and its amended complaint was filed on August 6, 2009, in the U.S. District Court, District of Nevada.

Subcontractors:
On September 6, 2007, the Company entered into a manufacturing service agreement with Sanima-Sci Corporation (“Sanmina-Sci”) for the production of digital units and digital circuit boards.  Pursuant to this agreement, the Company will purchase an amount of digital units, subject to certain minimum quantities, from Sanmina-Sci equal to an initial firm order agreed upon by the Company and Sanmina-Sci and subsequent nine-month requirements forecasts.  The initial term of the contract is one year, and upon expiration of the initial term, the contract will continue on a year to year basis until one party gives notice to terminate. At the present time the Company is not able to determine if the actual purchases will be in excess of these minimum commitments, or if any potential liability will be incurred.  The Company had approximately $170,000 and $340,000 in open purchase orders with this subcontractor as of December 31, 2009 and 2008, respectively.

Investment Advisory Agreements:
On March 11, 2009, the Company entered into a consulting agreement with one of the Company’s directors.  The agreement is for a term of 12 months and calls for the director to provide investment and marketing related services for the Company.  The director will receive $3,000 per month and 360,000 warrants to purchase the Company’s common stock, at an exercise price of $0.11 per share, under the terms of this agreement (see Note 10).  The warrants vest equally over the term of the agreement.

On August 17, 2009, the Company entered into a consulting agreement with an investor relations consulting firm.  This agreement calls for the consultant to perform investor relations and public relations services for the Company.  For its services, the Company has agreed to pay the consultant a monthly retainer of $10,000, plus 450,000 warrants to purchase the Company’s common stock, at an exercise price of $0.19 per share (see Note 10).  The term of the consulting agreement is initially for 12 months, can be extended at the end of the term, and can be terminated immediately upon written notice by either party.  The warrants vest equally over the term of the agreement.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Employment Agreements:
On June 1, 2005, the Company entered into an employment and compensation agreement with Steven Strasser, the Company’s Chief Executive Officer.  The agreement is for a term of five years, with a base salary for the first year of the agreement of $275,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, an amount equal to $215,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 1,612,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $60,000 of the base salary is to be paid-in cash.  The agreement with this Chief Executive Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Executive Officer  in the event of a change in control.  This Chief Executive Officer also received 1,818,180 incentive stock options in June 2005, which will vest over a five year period and have an exercise price of $0.22, and 1,181,820 non-qualified stock options which will vest over a five year period and have an exercise price of $0.20 (see Note 11). The agreement also provides for certain non-competition and nondisclosure covenants.  As of December 31, 2009, a total of 4,462,500 of the stock options are vested, and 150,000 stock options are unvested, and all remain outstanding.  Of these stock options, 2,572,729 expire on May 31, 2010, and 2,039,771 expire on May 31, 2015.

On June 1, 2005, the Company entered into an employment and compensation agreement with John Lackland, the Company’s Chief Financial Officer.  The agreement is for a term of five years, with a base salary for the first year of the agreement of $175,000 with annual increases of at least 5% of the current year’s base salary and bonuses at the discretion of the compensation committee of the board of directors.   During the first year of the Agreement, an amount equal to $55,000 of the base salary shall be paid by grant of stock options under the Company’s 2000 Stock Option and Restricted Stock Plan to purchase 412,500 shares of the Company’s common stock, vesting in equal quarterly installments over the year ending June 1, 2006, and the remaining $120,000 of the base salary is to be paid-in cash.  The agreement with this Chief Financial Officer also provides, among other things, for reimbursement of certain business expenses and for certain payments to be made to this Chief Financial Officer in the event of a change in control.  This Chief Financial Officer also received 1,733,750 incentive stock options in June 2005, which will vest over a five year period and have an exercise price of $0.20, and 66,250 non-qualified stock options which vested on June 1, 2006 and have an exercise price of $0.20 (see Note 11). The agreement also provides for certain non-competition and nondisclosure covenants.  As of December 31, 2009, a total of 2,122,500 of the stock options are vested, and 90,000 stock options are unvested, and all remain outstanding.  All of these stock options expire on May 31, 2015.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Consulting Agreements:
On June 9, 2005, the Company entered into a consulting agreement with an advisor to serve as the Company’s Senior Technical Advisor.  The term of this agreement is for 24 months and calls for the advisor to assist the Company in digitizing the Company’s technology.  For his services, the Company agreed to issue the advisor 400,000 options, vesting quarterly from the date of the agreement (see Note 11).  In addition, the Company will reimburse all reasonable and necessary expenses incurred by the advisor.  In the event that the Company’s annual sales from digital products reaches $5,000,000, the Company will pay the advisor a $100,000 one time bonus.  The agreement contains confidentiality and non-competition provisions.  This agreement can be terminated in 90 days by either party by written notices.  On June 6, 2007, the Company renewed the agreement with the advisor.  In connection with the renewal, the Company granted the advisor 1,000,000 warrants (see Note 10), which vest upon the approval of certain patents created by the advisor, by the US Patent Office, or the buy-out of the Company, whichever occurs first.  All of the 1,000,000 warrants remain unvested as of December 31, 2009 and 2008.

On January 7, 2008, the Company entered into a consulting agreement with a European sales and marketing consultant.  This agreement was terminated on September 1, 2008 and all obligations have been satisfied in full and all stock options issued to the consultant were cancelled.

On October 8, 2008 and October 27, 2008, the Company entered into two business advisory agreements with two advisors.  The agreements call for each of the advisors to perform introductory and business development services for the Company.  For their services, the Company has agreed to grant each advisor 250,000 common stock warrants (see Note 10), 50,000 of which will vest upon the commencement of  testing of the Company’s technology as a direct result of the advisors efforts, and the remaining 200,000 will vest upon the purchase of the Company’s products or an agreement to license the Company’s technology as a direct result of the advisors’ efforts.  As of December 31, 2009, these agreements have been terminated and 50,000 of the granted warrants have been vested.  The remaining warrants were cancelled.

Other agreements:
On January 23, 2008, the Company signed an efficiency aggregation contract with San Diego Gas & Electric Company (“SDG&E”).  Under the terms of this contract, SDG&E will pay the Company $0.14 per kWh of energy saved in the first year of operation of the MEC, for new installations of the MEC in SDG&E’s service area.   Payment to the Company is subject to certain inspections, approvals and time restrictions.  The term of this contract is for 5 years, and either party may terminate this contract upon written notice.   As of the date of this report, Company has not received any payments under this contract.

NOTE 13 - RELATED PARTY TRANSACTIONS:

On December 11, 2009, the Company entered into a financing transaction in which it issued 8,750 units, each unit consisting of one share of the Company’s Series C-1 Preferred Stock and a warrant to purchase up to 50 shares of the Company’s common stock, in exchange for 8,750 shares of its Series C Preferred Stock in accordance with the terms of the Series C Preferred Stock.  In this transaction, Steven Strasser, the Company’s CEO, exchanged 6,250 shares, Kenneth Dickey, a Director of the Company, exchanged 1,250 shares, and Scott Johnson, the Company’s COO, exchanged 1,250 units shares (See Note 15).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On August 12, 2009, the Company entered into a financing transaction in which it issued 8,750 units, each unit consisting of one share of the Company’s Series C Preferred Stock and a warrant to purchase up to 50 shares of the Company’s common stock for $350,000 in cash.  In this transaction, Steven Strasser, the Company’s CEO, purchased 6,250 units for $250,000 in cash, Kenneth Dickey, a Director of the Company, purchased 1,250 for $50,000 in cash, and Scott Johnson, the Company’s COO, purchased 1,250 units for $50,000 in cash (See Note 15).

On January 21, 2008, the Company entered into a financing transaction in which it issued 5,600 units, each unit consisting of one share of the Company’s Series B Preferred Stock and a warrant to purchase up to 50 shares of the Company’s common stock to Steven Strasser, the Company’s Chief Executive Officer, for $80,000 in cash (See Note 15).

NOTE 14  -  SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:

Cash paid during the year ended December 31, for:

	2009	2008

Income/franchise taxes	$10,869	$12,271

Non-cash investing and financing activities during the year ended December 31, for:

	2009	2008

Warrants and options issued with common stock issued to employees and consultants	$405,143	$765,504
Common stock issued upon cashless exercise of options and warrants	$19	$-
Warrants reclassified from liability to paid-in capital	$248,680	$-
Exchange of Series C Preferred Stock to Series C-1 Preferred Stock	$753,438	$-
Preferred stock dividend recognized for beneficial conversion features of preferred stock issuances	$589,907	$-
Preferred stock dividends paid or payable in common stock	$681,077	$545,800

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 15  -  CONVERTIBLE PREFERRED STOCK:

On December 11, 2009 and December 29, 2009, the Company issued and sold 30,250 units, each unit consisting of one share of the Company’s Series C-1 Preferred Stock, par value $.001 per share, and 50 warrants to purchase shares of the Company’s common stock at an exercise price of $0.40 per share, resulting in the sale and issuance of an aggregate of 30,250 shares of Series C-1 Preferred Stock and warrants to purchase, initially, up to 1,512,500 shares of the Company’s common stock, with exercise prices equal to $0.40 per share, in a private offering for an aggregate of $1,210,000, of which $275,000 was in cash, and $935,000 was from the conversion of 23,375 shares of the Company’s Series C Preferred Stock, and is recorded as a component of Stockholders’ Equity.  The former Series C Preferred Stockholders retained their original Series C warrants to purchase, initially, up to 1,168,750 shares of the Company’s common stock, with exercise prices equal to $0.40 per share, that were originally valued at approximately $182,000.  The securities were issued pursuant to Regulation D of the Securities Act of 1933. All of the purchasers of Units were either officers, directors or pre-existing stockholders of the Company.  Each of these purchasers represented that they were an “accredited investor” as such term is defined in Regulation D of the Securities Act (See Note 13).  Of the aggregate $1,210,000 invested, a value of approximately $408,000 was allocated to the 1,512,500 Series C-1 warrants, and a value of approximately $249,000 was allocated to the 1,168,750 Series C warrants, and recorded as a component of paid-in capital.   The latter amount includes approximately $67,000 which is attributable to the change in value of certain warrants classified as liabilities.

Each share of Series C-1 Preferred Stock is initially convertible into 133.33 shares of the Company’s common stock, subject to adjustment under certain circumstances.  The Series C-1 Preferred Stock is convertible at the option of the holder at any time.  The Series C-1 Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period.  In addition, the Series C-1 Preferred stockholders had the option to exchange their Series C-1 Preferred Stock for units of a subsequent financing of the Company through December 30, 2009, at no additional cost.  The Series C-1 Preferred Stock has a dividend equal to 8% of the aggregate $1,210,000 stated value of the Series C-1 Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s board of directors.  Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series C-1 Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series C-1 Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C-1 Stock for each share of  Series C-1 Stock held by them.  The conversion of the Series C Preferred Stock into units sold in the offering of Series C-1 Preferred Stock and the conversion feature of the Series C-1 Preferred Stock at the time of issuance were determined to be beneficial conversion features on December 11, 2009, the date of the transaction.  The Company recorded additional preferred stock dividends of approximately $590,000 related to the beneficial conversion feature.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On August 12, 2009 and October 5, 2009, the Company issued and sold 23,375 units, each unit consisting of one share of the Company’s Series C Preferred Stock, par value $.001 per share, and 50 warrants to purchase shares of the Company’s common stock at an exercise price of $0.40 per share, resulting in the sale and issuance of an aggregate of 23,375 shares of Series C Preferred Stock and warrants to purchase, initially, up to 1,168,750 shares of the Company’s common stock, with exercise prices of $0.40 per share, in a private offering for $935,000 in cash, and is recorded as a component of Stockholders’ Equity.  The securities were issued pursuant to Regulation D of the Securities Act of 1933. All of the purchasers of Units were either officers, directors or pre-existing stockholders of the Company.  Each of these purchasers represented that they were an “accredited investor” as such term is defined in Regulation D of the Securities Act (See Note 13).  Of the aggregate $935,000 invested, a value of approximately $182,000 was allocated to the 1,168,750 warrants, and initially recorded as warrant liabilities.  Subsequent to the grant date and upon qualification, these warrants were reclassified into paid-in capital at their fair value totaling $248,680 on the dates of reclassification.  All outstanding shares of the Company’s Series C Preferred Stock were exchanged for the Company’s Series C-1 Preferred Stock on December 11, 2009.  No shares of the Company’s Series C Preferred Stock were outstanding at December 31, 2009.

Each share of Series C Preferred Stock was initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances.  The Series C Preferred Stock was convertible at the option of the holder at any time.  The Series C Preferred Stock was also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period.  In addition, the Series C Preferred stockholders had the option to exchange their Series C Preferred Stock for units of a subsequent financing of the Company through December 30, 2009, at no additional cost.  The Series C Preferred Stock had a dividend equal to 8% of the stated value of the Series C Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s board of directors.  Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series C Stock were entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series C Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series C Stock for each share of  Series C Stock held by them.

On various dates from October 29, 2007 through January 21, 2008, the Company issued and sold 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, resulting in the sale and issuance of an aggregate of 140,000 shares of Series B Preferred Stock and warrants to purchase, initially, up to 7,000,000 shares of the Company’s common stock, with exercise prices of $0.60 per share, in a private offering (the “Preferred Offering”) for $7,000,000 in cash and cancellation of indebtedness.  Many of the purchasers of Units were either officers, directors or pre-existing stockholders or noteholders of the Company (See Note 13).

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Each share of Series B Preferred Stock is initially convertible into 100 shares of the Company’s common stock, subject to adjustment under certain circumstances.  The Series B Preferred Stock is convertible at the option of the holder at any time.  The Series B Preferred Stock is also subject to mandatory conversion in the event the average closing price of the Company’s common stock for any ten day period equals or exceeds $1.00 per share, such conversion to be effective on the trading day immediately following such ten day period.  The Series B Preferred Stock has a dividend equal to 8% of the aggregate $7,000,000 stated value of the Series B Preferred Stock, payable annually in cash or stock, at the discretion of the Company’s board of directors.  Upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any stock of the Company, the holders of Series B Stock are entitled to be paid out of the assets of the Company, proportionally with any other series of preferred stock, an amount per share of Series B Stock equal to the stated value (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued but unpaid dividends (whether declared or not) on such shares of Series B Stock for each share of  Series B Stock held by them.

The Preferred Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.  No placement agent or underwriter was used in connection with the Offering and there is no commission, finder’s fee or other compensation due or owing to any party.

On December 11, 2009 the Company declared and paid a stock dividend of 77,977 shares of common stock, valued at $23,392, payable to all of the holders of its Series C Preferred Stock.  As of December 31, 2009, the Company has $0 in dividends payable accrued for its Series C Preferred Stock, and $4,352 in dividends payable accrued for its Series C-1 Preferred Stock, which is classified as additional paid-in capital.

On November 1, 2009, the Company declared a stock dividend of 1,473,684 shares of common stock, valued at $560,000, payable to all of the holders of its Series B Preferred Stock.  The dividend was paid on December 1, 2009.  As of December 31, 2009, the Company has $93,333 in dividends payable accrued for its Series B Preferred Stock, which is classified as additional paid-in capital.

On November 1, 2008, the Company declared a stock dividend of 2,729,000 shares of common stock, valued at $545,800, payable to all of the holders of its Series B Preferred Stock.  The dividend was paid on November 24, 2008.  As of December 31, 2008, the Company had $0 in dividends payable for its Series B Preferred Stock.

Series B Preferred Stock Activity during the years ended December 31, 2008 and 2009 are as follows:

	Shares	Par Value
Series B Preferred Stock issued and outstanding at January 1, 2008	134,400	$134
Issued during 2008	5,600	6
Series B Preferred Stock issued and outstanding at December 31, 2008	140,000	140
Issued during 2009	-	-
Series B Preferred Stock issued and outstanding at December 31, 2009	140,000	$140

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Series C Preferred Stock Activity during the years ended December 31, 2008 and 2009 are as follows:

	Shares	Par Value
Series C Preferred Stock issued and outstanding at January 1, 2008	-	$-
Issued during 2008	-	-
Series C Preferred Stock issued and outstanding at December 31, 2008	-	-
Issued during 2009	23,375	23
Converted to Series C-1 Preferred Stock during 2009	(23,375)	(23)
Series C Preferred Stock issued and outstanding at December 31, 2009	-	$-

Series C-1 Preferred Stock Activity during the years ended December 31, 2008 and 2009 are as follows:

	Shares	Par Value
Series C-1 Preferred Stock issued and outstanding at January 1, 2008	-	$-
Issued during 2008	-	-
Series C-1 Preferred Stock issued and outstanding at December 31, 2008	-	-
Issued during 2009	30,250	30
Series C-1 Preferred Stock issued and outstanding at December 31, 2009	30,250	$30

NOTE 16  -  COMMON STOCK

On various dates from November 30, 2006 through March 31, 2007, the Company issued and sold an aggregate of 14,116,680 shares of its common stock and 7,058,340 warrants to purchase its common stock (the “Equity Warrants”), in a private offering (the “Offering”) for $4,235,000 in cash, cancellation of indebtedness and in lieu of compensation owed to certain employees, officers and directors of the Company.  The per share purchase price of the common stock was $0.30.  The Equity Warrants have a per share exercise price of $0.40, are exercisable immediately and expire on various dates from November 29, 2011 through March 30, 2012.

The $4,235,000 investment included $250,000 from Steven Strasser, the Company’s Chief Executive Officer, $30,000 from John (BJ) Lackland, the Company’s Chief Financial Officer, $30,000 from Robert Murray, the Company’s former Chief Operating Officer, and $300,000 from George Boyadjieff, a Director of the Company.

The Offering was conducted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation D, Section 4(2) and Rule 506 thereunder.  No placement agent or underwriter is entitled to compensation in connection with either the Offering or the sale of the Notes and there is no commission, finder’s fee or other compensation due or owing to any party.

NOTE 17 - 401(K) RETIREMENT PLANS:

The Company maintains a 401(k) retirement plan (the 401(k) Plan).  The 401(k) Plan is voluntary, and available to all employees who have been with the Company for at least six months.  The Company may make discretionary contributions.  The Company did not make any contributions in 2009 or 2008.

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 18 – UNAUDITED SELECTED QUARTERLY FINANCIAL DATA:

During the year ended December 31, 2009, the Company corrected errors in its warrant liability valuation, related to its estimated volatility, as well as its deferred tax liability calculation.

During the year ended December 31, 2009, the Company discovered errors in its warrant valuation model.  The Company calculated its warrant liability values utilizing an estimated volatility rate.  During the audit for the year ended December 31, 2009, the Company determined that the estimated volatility rate used was incorrect.   The Company reviewed and revised its estimated volatility rate and warrant valuation model, which resulted in material differences in the Company’s warrant liability and related fair market value adjustments on warrant liability for the year ended December 31, 2009.  The Company determined that the error was not material to prior quarters due to the warrant liability’s non-cash nature and because the errors were qualitatively insignificant to operations.

During the year ended December 31, 2009, the Company identified errors in the Company’s tax provision.  Previously, the Company did not recognize a deferred tax liability related to its amortization of goodwill for tax purposes.  The Company reviewed and revised its tax provision to include this deferred tax liability as of January 1, 2009 and for the year ended December 31, 2009.  The Company determined that the error was not material to prior years due to the deferred tax provision’s non-cash nature and because the errors were qualitatively insignificant to operations.

The following tables set forth the corrected quarterly financial data.

For the three months ended March 31, 2009:
	As Previously Reported	Adjustments	As Adjusted
Revenues	$47,147	$-	$47,147
Cost of revenues	28,808	-	28,808
Gross profit	18,339	-	18,339
Total costs and expenses	837,846	-	837,846
Loss from operations	(819,507)	-	(819,507)
Other income and (expense)	(476,834)	165,421	(311,413)
Loss before provision for taxes	(1,296,341)	165,421	(1,130,920)
Provision for taxes	-	12,486	12,486
Net loss	(1,296,341)	152,935	(1,143,406)
Dividends paid or payable on Series B and Series C Convertible Preferred Stock	233,333	-	233,333
Net loss attributable to common shareholders	$(1,529,674)	$152,935	$(1,376,739)
Basic and fully diluted loss per common share	$(0.04)	$0.01	$(0.03)
Weighted average common shares outstanding basic	43,255,441	43,255,441	43,255,441

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

For the three months ended June 30, 2009:
	As Previously Reported	Adjustments	As Adjusted
Revenues	$75,393	$-	$75,393
Cost of revenues	49,556	-	49,556
Gross profit	25,837	-	25,837
Total costs and expenses	916,310	-	916,310
Loss from operations	(890,473)	-	(890,473)
Other income and (expense)	852,108	(308,743)	543,365
Loss before provision for taxes	(38,365)	(308,743)	(347,108)
Provision for taxes	-	12,486	12,486
Net loss	(38,365)	(321,229)	(359,594)
Dividends paid or payable on Series B and Series C Convertible Preferred Stock	140,000	-	140,000
Net loss attributable to common shareholders	$(178,365)	$(321,229)	$(499,594)
Basic and fully diluted loss per common share	$(0.00)	$(0.01)	$(0.01)
Weighted average common shares outstanding basic	43,255,441	43,255,441	43,255,441

For the three months ended September 30, 2009:
	As Previously Reported	Adjustments	As Adjusted
Revenues	$63,130	$-	$63,130
Cost of revenues	49,703	-	49,703
Gross profit	13,427	-	13,427
Total costs and expenses	940,412	-	940,412
Loss from operations	(926,985)	-	(926,985)
Other income and (expense)	(332,452)	299,510	(32,942)
Loss before provision for taxes	(1,259,437)	299,510	(959,927)
Provision for taxes	-	12,486	12,486
Net loss	(1,259,437)	287,024	(972,413)
Dividends paid or payable on Series B and Series C Convertible Preferred Stock	145,281	-	145,281
Net loss attributable to common shareholders	$(1,404,718)	$287,024	$(1,117,694)
Basic and fully diluted loss per common share	$(0.03)	$0.00	$(0.03)
Weighted average common shares outstanding basic	43,255,441	43,255,441	43,255,441

POWER EFFICIENCY CORPORATION
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 19 - SUBSEQUENT EVENTS:

On January 20, 2010, the Company issued and sold an additional 2,500 units, resulting in the sale and issuance of an aggregate of 2,500 shares of Series C-1 Preferred Stock and warrants to purchase up to 125,000 shares of the Company’s common stock for $100,000 in cash under the above referenced financing transaction.

On March 30, 2010, the Company issued unsecured notes to Steven Strasser, the Company’s CEO, totaling $125,000.  The notes bear interest at 5%, payable upon maturity. The notes mature two months after issuance.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

The Company's certificate of incorporation provides that the personal liability of the directors of the Company shall be limited to the fullest extent permitted by the provisions of Section 102(b)(7) of the General Corporation Law of the State of Delaware, or the DGCL. Section 102(b)(7) of the DGCL generally provides that no director shall be liable personally to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the certificate of incorporation does not eliminate the liability of a director for (1) any breach of the director's duty of loyalty to the Company or its stockholders; (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (3) acts or omissions in respect of certain unlawful dividend payments or stock redemptions or repurchases; or (4) any transaction from which such director derives an improper personal benefit. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of her or his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (1) through (4) above. The limitations summarized above, however, do not affect the ability of the Company or its stockholders to seek nonmonetary remedies, such as an injunction or rescission, against a director for breach of her or his fiduciary duty.

In addition, the certificate of incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the DGCL, indemnify all persons whom it may indemnify pursuant to Section 145 of the DGCL. In general, Section 145 of the DGCL permits the Company to indemnify a director, officer, employee or agent of the Company or, when so serving at the Company's request, another company who was or is a party or is threatened to be made a party to any proceedings because of his or her position, if he or she acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, has no reasonable cause to believe his or her conduct was unlawful.

The Company maintains a directors’ and officers’ liability insurance policy covering certain liabilities that may be incurred by any director or officer in connection with the performance of his or her duties and certain liabilities that may be incurred by the Company, including the indemnification payable to any director or officer. The entire premium for such insurance is paid by the Company.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than any underwriting discounts and commissions incurred by us in connection with the issue and distribution of our common stock being registered. All amounts are estimates except the SEC registration fee.

SEC Registration Fee	$300.65
Legal Fees	15,000.00
Accounting Fees	5,000.00
Printing Fees	1,150.00
Miscellaneous	5,000.00
Total	$26,450.65

Item 26. Recent Sales of Unregistered Securities

During the last three years, we have issued unregistered securities as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and/or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

On January 19, 2007, the Company issued 666,668 shares of common stock to several accredited investors in the second closing of a private offering of common stock for $200,000 in cash.

On March 2, 2007, the Company issued 1,583,336 shares of common stock to several accredited investors in the third closing of a private offering of common stock for $475,000 in cash.

On March 7, 2007, the Company issued 333,334 shares of common stock to an accredited investor in the fourth closing of a private offering of common stock for $100,000 in cash.

On March 30, 2007, the Company issued 500,000 shares of common stock to several accredited investors in the fifth closing of a private offering of common stock for $150,000 in cash.

On March 31, 2007, the Company issued 333,334 shares if common stock to an accredited investor on the sixth and final closing of a private offering of common stock for $100,000 in cash.

On January 21, 2008, the Company issued an aggregate of 140,000 units, each unit consisting of one share of the Company’s Series B Preferred Stock, par value $.001 per share, and a warrant to purchase 50 shares of the Company’s common stock, receiving aggregate consideration of $7,000,000, which included $5,150,000 of cash and the cancellation of $1,850,000 of debt. The Series B Preferred Stock and warrants issued in the offering are convertible or exercisable, as applicable, into an aggregate of up to 21,000,000 shares of the Company’s common stock.

On March 11, 2009, the Company entered into a consulting agreement with one of the Company’s directors.  As consideration for services provided by Mr. Curhan and pursuant to the consulting agreement, Mr. Curhan will receive 360,000 warrants to purchase the Company’s common stock, at an exercise price of $0.11 per share.  The warrants vest equally on a monthly basis over the term of the agreement.  The warrants were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

On August 12, 2009 and October 5, 2009, the Company issued and sold 23,375 units, each unit consisting of one share of the Company’s Series C Preferred Stock, par value $.001 per share, and 50 warrants to purchase shares of the Company’s common stock at an exercise price of $0.40 per share, resulting in the sale and issuance of an aggregate of 23,375 shares of Series C Preferred Stock and warrants to purchase, initially, up to 1,168,750 shares of the Company’s common stock, with an exercise price of $0.40 per share, in a private offering for an aggregate of $935,000 in cash.

On December 11, 2009 and December 29, 2009, the Company issued and sold 30,250 units, each unit consisting of one share of the Company’s Series C-1 Preferred Stock, par value $.001 per share, and 50 warrants to purchase shares of the Company’s common stock at an exercise price of $0.40 per share, resulting in the sale and issuance of an aggregate of 30,250 shares of Series C-1 Preferred Stock and warrants to purchase, initially, up to 1,512,500 shares of the Company’s common stock, with an exercise price of $0.40 per share, in a private offering for an aggregate of $1,210,000, of which $275,000 was in cash, and $935,000 was from the conversion of 23,375 shares of the Company’s Series C Preferred Stock.

Item 27. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index at page II-5.

(b) Financial Statement Schedules

All such schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 28. Undertakings

The undersigned smaller reporting company hereby undertakes to:

(1) For determining any liability under the Securities Act, treat the information omitted from this form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the smaller reporting company under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Securities and Exchange Commission declared it effective.

(2) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in this registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

The undersigned smaller reporting company hereby undertakes with respect to the securities being offered and sold in this offering:

(1)	To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

(2)
For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)	File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification by the undersigned smaller reporting company for liabilities arising under the Securities Act may be permitted to d i rectors, officers and controlling persons of the smaller reporting company pursuant to the foregoing provisions, or otherwise, the smaller reporting company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Las Vegas, State of Nevada on April 30, 2010.

POWER EFFICIENCY CORPORATION

By:	/s/ STEVEN Z. STRASSER
Steven Z. Strasser Chairman and Chief Executive Officer

 KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steven Z. Strasser and John (BJ) Lackland as their true and lawful attorneys-in-fact and agents, with full power of substitution, with power to act alone, to sign (1) any and all amendments (including post-effective amendments) to this Registration Statement and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Name	Title	Date

/s/ STEVEN Z. STRASSER	Chairman and Chief Executive Officer	April 30, 2010
Steven Z. Strasser	(Principal Executive Officer)

*	Chief Financial Officer	April 30, 2010
John (BJ) Lackland	(Principal Financial and Accounting Officer)

*	Director	April 30, 2010
Richard Morgan

*	Director	April 30, 2010
Douglas M. Dunn

*	Director	April 30, 2010
George Boyadjieff

*	Director	April 30, 2010
Gary Rado

*	Director	April 30, 2010
Kenneth Dickey

S-1

EXHIBIT INDEX

Description of Document

Exhibit Number	Description
3.1	Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-SB filed on October 20, 2000.

3.2	Amendment to the Certificate of Incorporation of the Company dated June 5, 2002, incorporated by reference to Exhibit 3.1 to Company's Current Report on Form 8-K filed on June 18, 2002.

3.3	Amendment to the Certificate of Incorporation of the Company dated July 6, 2005, incorporated by reference to Exhibit 3.3 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.4	Amendment to the Certificate of Incorporation of the Company dated October 13, 2005, incorporated by reference to Exhibit 3.4 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

3.5	Amended and Restated By-laws of the Company dated March 23, 2004, incorporated by reference to Exhibit 3.1 to Company’s Quarterly Report on Form 10-QSB filed on May 14, 2004.

3.6
Certificate of Amendment of Certificate of Designation of Series A Convertible Preferred Stock of Power Efficiency Corporation, incorporated by reference to Exhibit 4.2 to Company's Current Report on Form 8-K filed on May 25, 2003.

3.7
Certificate of Certificate Eliminating Reference To A Series Of Shares Of Stock From the Certificate of Incorporation of the Company, dated October 22, 2007, incorporated by reference to Exhibit 3.7 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

3.8
Certificate of Designations of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Registrant dated October 23, 2007, incorporated by reference to Exhibit 3.8 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

3.9	Certificate of Designation of the Company’s Series C Preferred Stock, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 21, 2009.

4.1	Form of Placement Agent Warrant issued pursuant to Exhibit 10.45, incorporated by reference to Exhibit 3.2 to Company’s Current Report on Form 8-K Filed on July 19, 2005

4.2	Form of Investor Warrant, incorporated by reference to Exhibit 3.1 to Company’s Current Report on Form 8-K filed on July 19, 2005

4.3	Specimen common stock certificate of the Company, incorporated by reference to Exhibit 4.5 to the Company’s Form SB-2/A Registration Statement filed December 8, 2005.

4.4
Agreement dated April 22, 2005, between the Company and Summit Energy Ventures, LLC, for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.6 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.5
Agreement dated April 22, 2005, between the Company and Commerce Energy Group, Inc., for the issuance of preferred stock and warrants, incorporated by reference to Exhibit 4.7 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

4.6	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed January 24, 2007

4.7	Form of Equity Warrant, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed March 8, 2007

4.8
Form of Warrant, issued to certain investors in the Company’s private placement of units on January 21, 2008, incorporated by reference to Exhibit 4.8 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

4.9	Form of Warrant, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 21, 2009.

5.1	Opinion of Ellenoff Grossman & Schole LLP.*

10.1	United States Patent #5,821,726, incorporated by reference to Exhibit 10(g) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.2	1994 Stock Option Plan, incorporated by reference to Exhibit 10(i) to Company's Annual Report on Form 10-SB filed on October 20, 2000.

10.3	Patent License Agreement (DN-858) with NASA, incorporated by reference to Exhibit 10.10 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.4	Patent License Agreement (DE-256) with NASA incorporated by reference to Exhibit 10.11 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.5	Settlement and Release Agreement with NASA incorporated by reference to Exhibit 10.12 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.6	Modification No. 1 to Patent License Agreement (DE-256) with NASA, incorporated by reference to Exhibit 10.13 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.7	Product Warranty, incorporated by reference to Exhibit 10.16 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.8	Test Report from Medsker Electric, Inc., incorporated by reference to Exhibit 10.17 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.9	Test Report from Oak Ridge National Laboratory, incorporated by reference to Exhibit 10.18 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.10	Test Report from Oregon State University - The Motor Systems Resource Facility, incorporated by reference to Exhibit 10.19 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.11	Test Report from Otis Elevator Co., incorporated by reference to Exhibit 10.20 to Company's Amended Annual Report on Form 10-SB/A filed on October 26 2001.

10.12	Certificate of Amendment of Warrant, incorporated by reference to Exhibit 10.4 to Company's Current Report on Form 8-K filed May 25, 2003.

10.13
Settlement Agreement and Mutual General Release with Stephen L. Shulman and Summit Energy Ventures, LLC dated October 3, 2003, incorporated by reference to Exhibit 10.5 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.14
Amendment to the Amended and Restated Stockholders' Agreement among Anthony Caputo, Nicholas Anderson, Philip Elkus, Stephen Shulamn, Performance Control, LLC, Summit Energy Ventures, LLC and Power Efficiency Corporation dated September 22, 2003, incorporated by reference to Exhibit 10.7 to Company's Quarterly Report on Form 10-QSB filed November 14, 2003.

10.15	Business Property Lease with Arens Investment Company dated November 1, 2003, incorporated by reference to Exhibit 10.36 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.16	Letter agreement with Pali Capital, Inc. dated February 25, 2004, incorporated by reference to Exhibit 10.40 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.17	Amended and Restated 2000 Stock Option and Restricted Stock Plan dated February 23, 2004, incorporated by reference to Exhibit 10.41 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.18	Amended and Restated 1994 Stock Option Plan, incorporated by reference to Exhibit 10.42 to Company's Annual Report on Form 10-KSB filed March 10, 2004.

10.19	Single Phase Licensing Agreement with Commerce Energy Group, incorporated by reference to Exhibit 10.1 to Company's Quarterly Report on Form 10-QSB filed November 15, 2004.

10.20
Business Property Lease Amendment involving Glenborough LLC and Northwest Power Management, Inc. dated February 7, 2005, incorporated by reference to Exhibit 10.48 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.21	Settlement and Consulting Agreement with Keith Collin dated September 27, 2004, incorporated by reference to Exhibit 10.49 to the Company's Annual Report on Form 10-KSB filed on March 31, 2005.

10.22
Placement Agency Agreement dated as of June 1, 2005, between the Company and Joseph Stevens & Co., Inc., incorporated by reference to Exhibit 10.51 to the Company’s Form SB-2 Registration Statement filed October 25, 2005.

10.24	Consulting Agreement with George Boyadjieff, dated June 9, 2005, incorporated by reference to Exhibit 10.54 to the Company’s Form 10-KSB filed on March 31, 2006.

10.25	Consulting Agreement with Steven Blum dated February 21, 2006, incorporated by reference to Exhibit 10.55 to the Company’s Form 10-KSB filed on March 31, 2006.

10.26	Consulting Agreement with CEO Cast, Inc, dated January 2, 2006, incorporated by reference to Exhibit 10.56 to the Company’s Form 10-KSB filed on March 31, 2006.

10.27	Letter Agreement with USBX Advisory Services, LLC, dated January 6, 2006, incorporated by reference to Exhibit 10.57 to the Company’s Form 10-KSB filed on March 31, 2006.

10.28	Employment Agreement with Steven Strasser dated June 1, 2005, incorporated by reference to Exhibit 8.1 to the Company’s Current Report of Form 8-K filed July 13, 2005.

10.29	Employment Agreement with John Lackland dated June 1, 2005, incorporated by reference to Exhibit 8.2 to the Company’s Current Report on Form 8-K filed on July 13, 2005.

10.30	Interim Financing Agreement with EMTUCK, LLC dated April 18, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.31	Promissory Note granted to EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.32	Security Agreement with EMTUCK, LLC dated April 19, 2006, incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.33	Form of EMTUCK Warrant, incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 24, 2006.

10.34	Promissory Note granted to EMTUCK, LLC dated May 19, 2006, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 26, 2006.

10.35	Form of Pali Note Extension Consent Letter dated October 23, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 27, 2006.

10.36	Form of Securities Purchase Agreement, dated November 30, 2006, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.37	Form of Note, dated November 30, 2006, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.38	Form of Debt Warrant, incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.39	Form of Equity Warrant, incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 5, 2006.

10.40	Form of Securities Purchase Agreement, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 24, 2007.

10.41	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to the Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.42
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 13, 2007.

10.43	Consulting Agreement amendment with George Boyadjieff, dated June 9, 2007, incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-QSB filed on August 13, 2007.

10.44
Manufacturing Services Agreement, dated September 6, 2007 by and among the Company and Sanima-Sci Corporation, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 12, 2007.

10.45
Securities Purchase Agreement, dated as of October 27, 2007 by and between the Company and certain Investors, incorporated by reference to Exhibit 10.45 to the Company’s Amendment No. 2 to Form S-1 filed on August 29, 2008.

10.46	Securities Purchase Agreement, incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed August 21, 2009.

23.1	Consent of BDO Seidman LLP, Independent Public Accountants.*

23.2	Consent of Sobel & Co., LLC, Certified Public Accountants.*

23.3	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).*

24.1	Power of Attorney (included in signature page).*

* filed herewith